UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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James River Group Holdings, Ltd.

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Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
March 30, 2018
Dear Shareholder:
You are cordially invited to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of James River Group Holdings, Ltd. (the “Company”) to be held at 8:00 a.m. local time on Tuesday, May 1, 2018, at our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda.
We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of Annual General Meeting of Shareholders and proxy statement. Included with this proxy statement is a copy of our Annual Report for our year ended December 31, 2017. We encourage you to read our Annual Report. It includes information about our business as well as our consolidated audited financial statements.
Please use this opportunity to take part in our corporate affairs by voting on the business to come before the Annual Meeting. Whether or not you plan to attend our Annual Meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “What options are available to me to vote my shares?” in the proxy statement for additional information. Returning the proxy or voting electronically does NOT deprive you of your right to attend the Annual Meeting or to vote your shares owned of record by you in person for the matters acted upon at the Annual Meeting.
We look forward to seeing you at the Annual Meeting.
Sincerely,
J. Adam Abram
Chairman of the Board of Directors

Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 1, 2018

TIME AND DATE	8:00 a.m. local time on Tuesday, May 1, 2018
PLACE	At our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda
ITEMS OF BUSINESS
(1)
Election of a Class I director to hold office until the 2021 annual general meeting of shareholders;

(2)
Re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2019 annual general meeting of shareholders and authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration;

(3)
A non-binding, advisory vote to approve the 2017 compensation of our named executive officers;

(4)
A non-binding, advisory vote on whether the frequency of the shareholder vote on the compensation of our named executive officers should be every one, two or three years; and

(5)
Any other business that may properly come before the annual general meeting of shareholders and any adjournments or postponements thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on March 15, 2018.
PROXY VOTING	It is important that your shares be represented and voted at the annual general meeting of shareholders. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the annual general meeting of shareholders by following the instructions in the proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2018: The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2017 Annual Report are available at https://materials.proxyvote.com/G5005R. These documents are first being mailed to shareholders on or about March 30, 2018.
By order of the Board of Directors,
Robert P. Myron
Chief Executive Officer

JAMES RIVER GROUP HOLDINGS, LTD.
Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
PROXY STATEMENT
DATED MARCH 30, 2018
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 1, 2018

We are providing these proxy materials to you in connection with our 2018 Annual General Meeting of Shareholders, which we refer to in this proxy statement as the Annual Meeting. The Annual Meeting will be held at our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda on Tuesday, May 1, 2018, at 8:00 a.m. local time. This proxy statement and our 2017 Annual Report are being made available to our shareholders beginning on or about March 30, 2018. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
FREQUENTLY ASKED QUESTIONS
Where and when will the meeting take place?
The Annual Meeting will be held at 8:00 a.m. local time on Tuesday, May 1, 2018, at our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda.
What is the purpose of the Annual Meeting and these materials?
We are providing these proxy materials in connection with the solicitation by our Board of Directors (the “Board of Directors” or “Board”) of matters to be voted on at the Annual Meeting and any adjournments or postponements thereof.
At the Annual Meeting, you will be asked to vote on the following matters:
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the election of one Class I director to hold office until the 2021 annual general meeting of shareholders;

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the re-appointment of Ernst & Young LLP, an independent accounting firm, as the Company’s independent auditor to serve until the 2019 annual general meeting of shareholders and the authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration;

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a non-binding, advisory vote to approve the 2017 compensation of our named executive officers;

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a non-binding, advisory vote on whether the frequency of the shareholder vote on the compensation of our named executive officers should be every one, two or three years; and

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any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

What are the Board of Directors’ recommendations?
Our Board of Directors recommends a vote:
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FOR the election of David Zwillinger to hold office as a Class I director until the 2021 annual general meeting of shareholders;

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FOR re-appointment of Ernst & Young LLP as the Company’s independent auditor to serve until the 2019 annual general meeting of shareholders and the authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration;

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FOR the approval, on a non-binding, advisory basis, of the 2017 compensation of our named executive officers; and

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FOR the approval, on a non-binding, advisory basis, of holding a non-binding, advisory vote on the compensation of our named executive officers every year.

Who is entitled to vote at the Annual Meeting?
Our Board of Directors has set March 15, 2018 as the record date for the Annual Meeting. All shareholders who owned common shares at the close of business on March 15, 2018 may vote at the Annual Meeting, either in person or by proxy. As of the record date, there were 29,866,705 common shares outstanding and entitled to vote.
How many votes do I have?
You have one vote for each common share that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other intermediary. There is no cumulative voting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
The majority of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.
Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or other intermediary, which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other intermediary on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other intermediary has enclosed a voting instruction card for you to use in directing the broker, bank or other intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.
What if I don’t vote for some of the items listed on my proxy card or voting instruction card?
If you are a record holder and return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a broker, bank or other intermediary and do not give voting instructions to the broker, bank or intermediary, then such party will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers, banks and other intermediaries have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters. A vote not cast by a broker, bank or other intermediary because it has not been voted by the beneficial owner and because the broker, bank or intermediary does not have discretionary authority to vote on the particular matter is referred to as a “broker non-vote.”

Proposal 1, the election of one Class I director to hold office until the 2021 annual general meeting of shareholders, is considered a non-routine matter, and as a result, a broker, bank or other intermediary will not be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.
Proposal 2, the re-appointment of Ernst & Young LLP as our independent auditor to serve until the 2019 annual general meeting of shareholders and the authorization of the Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, is a matter considered routine under applicable rules. As a result, a broker, bank or other intermediary will be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.
Proposal 3, the approval, on a non-binding, advisory basis, of the 2017 compensation of our named executive officers, is considered a non-routine matter, and as a result, a broker, bank or other intermediary will not be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.
Proposal 4, the approval, on a non-binding, advisory basis, on whether the frequency of the shareholder vote on the compensation of our named executive officers should be every one, two or three years is considered a non-routine matter, and as a result, a broker, bank or other intermediary will not be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.
What options are available to me to vote my shares?
Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet.   You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.
You may vote via the telephone.
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If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

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Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail.   You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.
You may vote in person at the Annual Meeting.   All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.
How many votes must be present to hold the Annual Meeting?
The presence of two or more persons present in person representing, in person or by proxy, more than a majority of the common shares outstanding throughout the meeting is required for the transaction of business at the Annual Meeting. This is called a “quorum.” Your shares will be counted as being present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and “broker non-votes” will be counted as being present for the purpose of determining the presence of a quorum at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the meeting will be adjourned to the same date one week later, at the same time and place, or to such other date, time and place as the Secretary may determine. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.
What is the vote required to pass each proposal to be presented at the Annual Meeting?
Proposal 1, the election of one Class I director to hold office until the 2021 annual general meeting of shareholders, will be decided by a plurality of the votes cast on such proposal. You may vote “For” or “Withhold” on this proposal.
Proposal 2, the re-appointment of Ernst & Young LLP as our independent auditor to serve until the 2019 annual general meeting of shareholders and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, will be decided by a simple majority of votes cast on such proposal. With respect to the selection of our auditor, you may vote “For,” “Against” or “Abstain.”
Proposal 3, the approval, on a non-binding, advisory basis, of the 2017 compensation of our named executive officers, will be decided by a simple majority of votes cast on such proposal. With respect to approval of this proposal, you may vote “For,” “Against” or “Abstain.”
Proposal 4, with respect to the approval, on a non-binding, advisory basis, of the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers, the frequency option that receives the highest number of votes cast at the Annual Meeting will be considered approved on such proposal. You may vote “1 Year,” “2 Years,” or “3 Years” for the frequency of such non-binding, advisory vote or “Abstain.”
Abstentions and broker non-votes will have no effect on either Proposal 1, Proposal 2, Proposal 3 or Proposal 4.
What does it mean if I receive more than one set of proxy materials?
Generally, it means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each proxy card or voting instruction card accompanying the proxy materials.
Can I change or revoke my vote after I return my proxy card or voting instruction card?
Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
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submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

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timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

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attending the Annual Meeting and voting in person.

Please note that your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.
For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other intermediary giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
How can I attend the Annual Meeting?
The Annual Meeting is open to all shareholders holding common shares as of the record date.

Attendance at the Annual Meeting is limited to persons who were shareholders as of the record date and admission will be on a first-come, first-serve basis. Registration and seating will begin at 7:30 a.m., local time, on the date of the Annual Meeting. Each shareholder will be asked to present proof of identification, such as a driver’s license or passport, prior to admission to the Annual Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
We encourage all shareholders, even those who plan to attend the Annual Meeting, to vote in advance.
What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?
A proxy is your legal designation of another person to vote on your behalf the common shares that you hold.
You may appoint the proxies recommended by our Board of Directors (Robert P. Myron and Sarah C. Doran; see “What does solicitation of proxies mean?” below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.
If you are a shareholder of record, you may also appoint another individual to represent you at the Annual Meeting by notifying our Secretary in writing before the Annual Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual Meeting.
If you are a beneficial owner, please contact the broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by our Board of Directors.
What does solicitation of proxies mean?
In a solicitation of proxies, one party (in this case, our Board of Directors) encourages shareholders to appoint one or more particular individuals (in this case Robert P. Myron, our Chief Executive Officer and a member of the Board of Directors; and Sarah C. Doran, our Chief Financial Officer) to vote on their behalf in accordance with their instructions.
We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and intermediaries who hold our common shares in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
Beneficial owners will be asked to forward the proxy materials to the broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.
What else will happen at the Annual Meeting?
At the Annual Meeting, the only item currently on the agenda other than the election of a director, re-appointment of our independent registered public accounting firm, consideration of the 2017 compensation of our named executive officers and consideration of the frequency of shareholder votes on the compensation of named executive officers at future annual general meetings of shareholders, is for the shareholders to receive our financial statements and the report of our independent registered public accounting firm thereon for the year ended December 31, 2017.
How can I access James River Group Holdings, Ltd.’s proxy materials and annual report electronically?
This proxy statement and our 2017 Annual Report are available at https://materials.proxyvote.com/G5005R.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be filed with the Securities and Exchange Commission (the “SEC”) within 4 business days following the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
General
Our Board of Directors is comprised of eight directors. Our Third Amended and Restated Bye-laws provide for a classified Board of Directors, with members of each class serving staggered three year terms. We have two directors in Class I whose term ends at the Annual Meeting, three directors in Class II whose term ends at the 2019 annual general meeting of shareholders and three directors in Class III whose term ends at the 2020 annual general meeting of shareholders. Except as explained under “— Class I Director Designated to the Board of Directors by the D. E. Shaw Affiliates” at each succeeding annual general meeting of shareholders, successors to the class of directors whose term expires at that annual general meeting of shareholders will be elected for a term of three years.
Nominee for Election as Class I Director for a Three Year Term Continuing Until the 2021 Annual General Meeting of Shareholders
The nominee for election as Class I director was recommended for nomination to our Board of Directors by the Nominating and Corporate Governance Committee. Unless otherwise specified in the accompanying proxy, the shares voted on the proxy will be cast for David Zwillinger to hold office as a Class I director until the 2021 annual general meeting of shareholders. The nominee has consented to being named as a nominee in this proxy statement. If, for any reason, the nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the number of directors. Our Board of Directors, however, has no reason to believe that the nominee will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
David Zwillinger, age 38, has served as one of our directors since December 2007. Mr. Zwillinger is a Managing Director of D. E. Shaw & Co., L.P. and a member of the D. E. Shaw group’s U.S. growth and buyout private equity unit. Prior to joining the D. E. Shaw group in 2005, Mr. Zwillinger was an associate at J.P. Morgan Partners, LLC. Prior to that, he was a member of the mergers and acquisitions group at Merrill Lynch & Co., Inc., a global securities and financial services firm. Mr. Zwillinger graduated from Rutgers College with a B.A. in economics and earned a B.S. in finance from Rutgers Business School.
We believe Mr. Zwillinger’s qualifications to serve on our Board of Directors include his experience in private equity and investment management.
Class I Director Designated to the Board of Directors by the D. E. Shaw Affiliates
Pursuant to our bye-laws, so long as D. E. Shaw CF-SP Franklin, L.L.C., D. E. Shaw CH-SP Franklin, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C. (the “D. E. Shaw Affiliates”) collectively beneficially continuously own shares representing at least 10% of our outstanding common shares, the D. E. Shaw Affiliates have the right to designate one director to the Board of Directors. As of March 15, 2018, the D. E. Shaw Affiliates owned approximately 11.0% of our outstanding common shares. Pursuant to this right, the D. E. Shaw Affiliates designated Bryan Martin to serve as a Class I director until the 2021 annual general meeting of shareholders.
Bryan Martin has served as our lead independent director since December 2014, and as a director since December 2007. Mr. Martin is a Managing Director of D. E. Shaw & Co., L.P., a global investment and technology development firm, and head of the D. E. Shaw group’s U.S. growth and buyout private equity unit. Prior to joining the D. E. Shaw group in 2005, Mr. Martin served as a partner at J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co., from 2003 until 2005. Before that, he was a partner at the Beacon Group, LLC, a private equity, strategic advisory and wealth management partnership, and co-manager of Beacon Group Energy Investors II, LP. Mr. Martin began his career as an equity analyst at Fidelity Investments, a diversified financial services company. He received a B.A. in history from Yale University and an M.B.A. from Northwestern University.
We believe Mr. Martin’s qualifications to serve on our Board of Directors include his experience in private equity and investment management.

Members of our Board of Directors Whose Terms Do Not Expire at the Annual Meeting
The following table identifies the continuing members of our Board of Directors, their age as of the record date, the class each director serves in, and the positions each director presently holds with the Company.
Name	Age	Class	Position
Janet Cowell	49	II	Director
Jerry R. Masters	59	II	Director
J. Adam Abram	62	III	Chairman of the Board of Directors
Robert P. Myron	49	III	Director and Chief Executive Officer
Michael T. Oakes	53	III	Director
Ollie L. Sherman, Jr.	66	II	Director
The following biographical information is furnished as to each continuing director:
Janet Cowell has served as one of our directors since May 2016. Ms. Cowell has served as the Chief Executive Officer of Girls Who Invest, a non-profit organization dedicated to increasing the number of women in portfolio management and executive leadership in the asset management industry, since January 2018. Ms. Cowell served as Treasurer of the state of North Carolina from 2009 through 2016. Before that, Ms. Cowell served as a member of the North Carolina State Senate from 2004 to 2008. Prior to that, she served as a member of the Raleigh city council from 2001 to 2004, and before that she worked as a business consultant with Sibson & Co. and a securities analyst with HSBC Bank and Lehman Brothers. Ms. Cowell has served as a director of ChannelAdvisor Corporation, e-commerce cloud platform company, since 2016. Ms. Cowell received a B.A. from the University of Pennsylvania, an M.B.A. from the Wharton School of Business and an M.A. from the Lauder Institute. Ms. Cowell is also a level 1 CFA.
We believe that Ms. Cowell’s qualifications to serve on our Board of Directors include her financial knowledge and significant investment and management experience.
Jerry R. Masters has served as one of our directors since December 2014. Mr. Masters is a private investor. From 1991 to 2000, Mr. Masters held various executive positions within the financial organization at Microsoft Corporation, last serving as Senior Director, a role in which he was responsible for external and internal financial reporting, budgeting and forecasting. From 1980 to 1991, Mr. Masters worked in the audit department of Deloitte & Touche LLP. From 2005 until August 2014, Mr. Masters served on the board of directors of TransMontaigne Partners LP, a terminaling and transportation company, and has served on the board of directors of Sandhills State Bank since 2010. Mr. Masters holds a B.S. in business administration from the University of Nebraska.
We believe Mr. Masters’ qualifications to serve on our Board of Directors include his financial and accounting knowledge, extensive financial management experience and executive management experience.
J. Adam Abram has served as Non-Executive Chairman of the Board since January 2018. Previously, Mr. Abram was Chief Executive Officer and Executive Chairman of the Board from September 2014 through December 2017. Mr. Abram served as our Non-Executive Chairman of the Board from October 2012 through September 2014, and before that, Executive Chairman of the Board from December 2007 to September 2012. Mr. Abram also previously served as our Chief Executive Officer from December 2007 through March 2008. Prior to this, he served as the Executive Chairman, President and Chief Executive Officer of James River Group, Inc. from its inception in 2002 through 2007 and from March 2008 until October 2012 (during which time he periodically served in different roles at various operating units). Mr. Abram was also a founder of James River Group, Inc. Mr. Abram served as lead independent director of the Yadkin Financial Corporation (“Yadkin”), a bank holding company, from July 2014 until its acquisition by F. N. B. Corporation in March 2017 and, prior to that, as the Chairman of the Board of VantageSouth Bancshares, Inc., a bank holding company, and its subsidiary bank, VantageSouth Bank, from November 2011 until its acquisition by Yadkin in July 2014. He also served as Chairman of Piedmont Community Bank Holdings, Inc., a bank holding company, from the time he co-founded it in 2009 until it was also acquired by Yadkin in July 2014. Mr. Abram received his B.A. from Harvard University.

We believe Mr. Abram’s qualifications to serve on our Board of Directors include his extensive experience as an executive officer and director in the insurance industry, experience as a founder of several financial services and other companies and his detailed knowledge of the Company gained from his service as Chairman of the Board of the Company and his prior service as Chief Executive Officer.
Robert P. Myron has served as our Chief Executive Officer since January 2018. He served as our President and Chief Operating Officer from September 2014 to December 2017 and has served as a director since December 2010. He is also a director and Chief Executive Officer of our U.S. holding company, a director of our U.K. holding company and an administrator of one of our Delaware statutory trusts. Mr. Myron served as our Chief Executive Officer from October 2012 to September 2014, and before that as our Chief Financial Officer from June 2010 until September 2012. Prior to that time, Mr. Myron served as Senior Vice President, Treasurer and Chief Risk Officer of The Hanover Insurance Group, Inc., a property-casualty insurance company, from 2007 until 2010, and before that, as Executive Vice President and Chief Financial Officer of Argo Group International Holdings Ltd., an insurance and reinsurance company, from August 2007 to October 2007. Prior to that, Mr. Myron was Executive Vice President and Chief Financial Officer of PXRE Group, Ltd., a property reinsurer, from 2005 to August 2007, and before that, served as Treasurer from 2003 to 2005. Prior to PXRE, Mr. Myron was the President of Select Reinsurance Ltd., a privately-held Bermuda-based property-casualty reinsurer, from 1999 to 2003. Mr. Myron received his B.S. from Babson College. He also holds the Associate in Reinsurance designation and is a Certified Public Accountant.
We believe Mr. Myron’s qualifications to serve on our Board of Directors include his extensive experience in the financial industry, including in excess of 15 years of experience working in the property-casualty insurance and reinsurance industries and his detailed knowledge of the Company gained from his experience serving in different capacities as an executive officer of the Company, including as Chief Executive Officer.
Michael T. Oakes has served as one of our directors since December 2007. Mr. Oakes has served as the President of Conifer Group, Inc., a consulting company, since February 2011. Prior to this, Mr. Oakes served as Executive Vice President of the Company from June 2010 until his retirement in January 2011. From December 2007 through June 2010, Mr. Oakes served as our Chief Financial Officer, and from March 2008 through June 2010, he served as our Chief Executive Officer. From 2004 through 2007, he served as Chief Financial Officer of James River Group and from 1998 until 2004, Mr. Oakes was a Managing Director in the Insurance Investment Banking Group at Keefe, Bruyette & Woods, Inc., an investment banking firm based in New York. Mr. Oakes received a B.S. in business administration with a concentration in accounting from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School.
We believe Mr. Oakes’s qualifications to serve on our Board of Directors include his broad range of management and investment banking experience, with a focus on financial institutions and insurance companies, as well as his accounting background.
Ollie L. Sherman, Jr. has served as one of our directors since May 2016. Mr. Sherman retired as a Managing Principal with Towers Watson in 2010. At Towers Watson, Mr. Sherman functioned as a consulting actuary and practice manager for the company’s property and casualty division for over 25 years. Prior to joining Towers Watson, Mr. Sherman was employed by the Travelers Insurance Company for ten years where he had overall responsibility for countrywide workers’ compensation pricing. Mr. Sherman graduated from the University of Virginia with a B.S. in applied mathematics, and he is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.
We believe that Mr. Sherman’s qualifications to serve on our Board of Directors include his extensive knowledge and experience in the insurance industry and financial knowledge.
There are no family relationships among any of our directors or executive officers.

Director Independence
We have reviewed the independence of the persons who serve as our directors and nominees for election as directors using the NASDAQ Stock Market independence standards. Based on this review, we have determined that Messrs. Martin, Masters, Sherman and Zwillinger and Ms. Cowell are independent.
Board Structure
From 2014 through 2017, Mr. Abram served as our Chairman and Chief Executive Officer. Effective January 1, 2018, Mr. Abram retired as our Chief Executive Officer, but remained our Chairman. The Board believes that his continuing service as Chairman is appropriate because of his familiarity with the Company’s business and strategy and significant experience in the property and casualty industry, based upon being the founder of the Company and other companies in the industry. Additionally, the Board believes that Mr. Abram, will work closely with our new Chief Executive Officer, Mr. Myron, who served as President and Chief Operating Officer of the Company since 2014, to assist in effectively identifying strategic priorities and execution of Company strategy.
Our independent directors bring experience and expertise from outside the Company and the property and casualty industry, but our Board believes that Mr. Abram, based on his vast experience and knowledge of the Company, and previous close work with Mr. Myron, remains in the best position to identify areas of focus for the Board and to set the Board’s initial agenda, even though he no longer remains as our Chief Executive Officer.
Mr. Martin is our lead independent director. In such capacity, he leads executive sessions of the Board of Directors and communicates with our Chief Executive Officer between meetings to discuss strategy and other matters that may require attention of the Board.
Risk Oversight
The Company’s management, including and under the supervision of our Chief Executive Officer, has the primary responsibility for managing risks of the Company, subject to Board oversight. The Board has delegated certain of its risk oversight responsibilities to various Board committees. Specifically, the Board has assigned oversight of the risks associated with the Company’s investment portfolio to the Investment Committee and of risks associated with the Company’s compensation policies and practices to the Compensation Committee. The Board has delegated to the Audit Committee the responsibility for oversight of the Company’s financial risks, financial controls, internal audit and potential conflicts of interest and receives regular internal audit updates from our Chief Financial Officer and head of internal audit. Finally, our Board of Directors reviews strategic and operational risk in the context of reports from our senior management team, receives reports regarding activities of our Board committees at each regular meeting, and evaluates the risks inherent in significant transactions.
Committees of our Board of Directors
Each director attended at least 75% of the aggregate meetings of our Board of Directors and committees that he or she served on during 2017. During 2017, our Board of Directors met three times.
Our Board of Directors has established four standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee. Each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee operates under its own written charter. The charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee comply with the applicable rules and regulations of the SEC and the NASDAQ Stock Market. Copies of the charters of our standing committees are available on our website at http://www.JRGH.net. The membership of each committee and the function of each of the committees are described below.
Audit Committee
Our Audit Committee consists of Messrs. Masters (Chairman) and Sherman and Ms. Cowell. During 2017, the Audit Committee met five times.

Our Board of Directors has determined that our current members of the Audit Committee are independent and meet the requirements for financial literacy under applicable rules and regulations of the SEC and the NASDAQ Stock Market. Each of Messrs. Masters and Sherman and Ms. Cowell has been identified by our Board of Directors as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K (an “AC Financial Expert”). Mr. Masters acquired the skills necessary to qualify as an AC Financial Expert through his experience as a Senior Director at Microsoft Corporation, where he was responsible for external and internal financial reporting, his accounting and auditing experience while at Deloitte & Touche and his work with the American Institute of Certified Public Accountants’ Accounting Standards Executive Committee. Ms. Cowell acquired the skills necessary to qualify as an AC Financial Expert through her experience as the State Treasurer of North Carolina, where she oversaw the finances of the State as well as a significant number of local governments, including review and submission of their audited financial statements, and her M.B.A. from the Wharton School of Business and status as a level 1 CFA. Mr. Sherman acquired the skills necessary to qualify as an AC Financial Expert through his experience at Towers Watson as a consulting actuary and manager for the company’s property and casualty practice, where his responsibilities included the review of property and casualty financial data in connection with the issuance of actuarial opinions for use in connection with financial statements and other financial analysis.
The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to:
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the integrity of our financial statements and our financial reporting process;

•
internal and external auditing and the independent registered public accounting firm’s qualifications and independence;

•
the performance of an internal audit function and our independent registered public accounting firm;

•
the integrity of our systems of internal accounting and financial controls; and

•
our compliance with legal and regulatory requirements.

In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, the independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s insurance industry qualifications and expertise, assesses the firm’s quality of service, the firm’s sufficiency of resources, the quality of communication and interaction with the firm and the firm’s independence, objectivity and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.
The Audit Committee meets in executive session with the independent registered public accounting firm and the Company’s internal audit group at least quarterly.
The Audit Committee is responsible for approving all transactions with related persons. On an annual basis, the Audit Committee reviews and approves all related party transactions that the Company is a party to, and on a quarterly basis receives a summary of such transactions as prepared by management. To the extent any new transactions may arise during the course of the year, management discusses such transactions with the Audit Committee. A further description of the Audit Committee’s role in reviewing related party transactions is set forth in this proxy statement under “Certain Relationships and Related Transactions.”

Compensation Committee
Our Compensation Committee consists of Messrs. Martin (Chairman), Masters and Zwillinger. During 2017, the Compensation Committee met three times.
Our Board of Directors has determined that our current members of the Compensation Committee are independent under applicable rules and regulations of the NASDAQ Stock Market. The Compensation Committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee, among other responsibilities, makes recommendations to our Board of Directors regarding director and executive officer compensation, equity-based compensation plans and executive benefit plans. In determining compensation recommendations to the Board of Directors, the Compensation Committee consults with our Chief Executive Officer. The Compensation Committee also administers the Company’s incentive plans.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Messrs. Zwillinger (Chairman) and Martin. During 2017, the Nominating and Corporate Governance Committee met once.
Our Board of Directors has determined that our current members of the Nominating and Corporate Governance Committee are independent under applicable rules and regulations of the NASDAQ Stock Market. Among other responsibilities, the Nominating and Corporate Governance Committee identifies individuals qualified to become board members, recommends to the Board of Directors the director nominees for the next annual general meeting of shareholders and recommends to the Board of Directors individuals from time to time to fill vacancies on the Board of Directors.
The Nominating and Corporate Governance Committee determines the qualifications, qualities, skills and other expertise required to be a director and develops and recommends such criteria to the Board of Directors for its approval (the “Director Criteria”). In evaluating a candidate for director, the committee may consider, in addition to the Director Criteria and such other criteria as the committee considers appropriate under the circumstances, whether a candidate possesses the integrity, judgment, knowledge, experience, skills, expertise, and viewpoints that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. The committee may take into account the satisfaction of any independence requirements imposed by law or regulation and a candidate’s diversity. The committee has authority to retain and terminate any search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms and may obtain advice and assistance from internal or external legal, accounting and other advisors as it deems necessary to fulfill its duties and responsibilities.
The Nominating and Corporate Governance Committee may consider candidates recommended by any of the Company’s shareholders. In considering any such candidate, the committee may use the Director Criteria and such other criteria as the committee considers appropriate under the circumstance to evaluate any such candidate. For details on how shareholders may submit nominations for directors, see “Other Matters.”
Investment Committee
During 2017, our Investment Committee consisted of Messrs. Oakes (Chairman), Martin, Abram and Myron and Ms. Cowell. The Investment Committee met three times in 2017. The Investment Committee establishes and oversees the implementation of our overall investment policy.
Annual Evaluations
On an annual basis, the members of the Board and each of our committees complete a self-assessment questionnaire to determine whether the Board and each committee is functioning effectively. The questionnaires invite written comments on all aspects of the Board and each committee’s process, and are completed on an anonymous basis to encourage candor. The results are then summarized and reviewed at a subsequent Board meeting.

Compensation Committee Interlocks and Insider Participation
During 2017, our Compensation Committee consisted of Messrs. Martin (Chairman), Masters and Zwillinger. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Messrs. Martin and Zwillinger are executive officers of D. E. Shaw & Co., L.P., an affiliate of the D. E. Shaw Affiliates. For a description of related party transactions that we are party to with different affiliates of the D. E. Shaw Affiliates, please see “Certain Relationships and Related Transactions — Related Party Transactions.”
Attendance at Annual General Meetings of Shareholders
We encourage each member of our Board of Directors to attend the annual general meeting of shareholders. Each of our directors attended our 2017 annual general meeting of shareholders.
Communications with our Board of Directors
Any shareholder that desires to communicate directly with our Board of Directors, or any committee thereof, or one or more individual directors may do so by addressing the communication to our Secretary at James River Group Holdings, Ltd., Conyers Corporate Services (Bermuda) Limited, Clarendon House, P.O. Box HM 1022, Hamilton HM DX, Bermuda, with a request to forward the communication to the intended recipient. The outside of the envelope should be clearly marked “Director Communication.” All such correspondence will be forwarded to the relevant director or group of directors, except for items unrelated to the functions of the Board, including business solicitations or advertisements.
Code of Conduct
We have a Code of Conduct (the “Code of Conduct”) applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and the NASDAQ Stock Market. This code is designed to deter wrongdoing and to promote:
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honest and ethical conduct, including the ethical handling of avoiding actual or apparent conflicts of interest between personal and professional responsibilities to the Company;

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full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications made by us, as well as communications with insurance and other regulators;

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compliance with applicable governmental laws, rules and regulations;

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prompt reporting of violations of the Code of Conduct to the Chairman of our Audit Committee; and

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accountability for adherence to the Code of Conduct.

Our Code of Conduct is available on the investor relations portion of our website.
Prohibition on Hedging
Our insider trading policy prohibits our directors, officers and employees from engaging in any hedging or monetization transactions or similar arrangements with respect to our securities. Such parties are also prohibited from engaging in any short sales, utilizing a margin account with respect to buying or selling our securities, or trading in exchange-traded options or other derivative securities.
Investor Engagement
The Company has a regular and public dialogue with its current and potential investors. Its earnings conference calls are open to the public, with access information (dial in, webcast) distributed in a press release a few weeks prior to the call. Additionally, select members of the senior management team participate in a range of conferences sponsored by the industry and/or equity analysts throughout the year, which are generally open to the investment community at large. The Company also meets in one on one and group meetings with individual investors throughout the year. Across all opportunities, the Company generally meets in person and speaks with its large, active investors multiple times a year.
Compensation of Directors
The following table sets forth information concerning compensation earned by our non-employee directors in the year ended December 31, 2017.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
	($)	($)	($)	($)
Janet Cowell	75,000	25,007	$1,913	$101,920
Bryan Martin	75,000	25,007	$1,755	$101,762
Jerry R. Masters	100,000	25,007	$1,755	$126,762
Michael T. Oakes	75,000	25,007	$39,255	$139,262
Ollie L. Sherman, Jr.	75,000	25,007	$1,913	$101,920
David Zwillinger	75,000	25,007	$1,755	$101,762

(1)
Represents the grant date fair value of restricted share units awarded under the 2014 Non-Employee Director Incentive Plan, calculated in accordance with FASB ASC Topic 718.

(2)
Represents dividends paid to directors that had accrued on unvested restricted share units and were paid at the time the awards vested, and additionally, in the case of Mr. Oakes, includes $37,500 in consulting fees he was paid during 2017 pursuant to a consulting agreement with the Company. The consulting agreement was terminated in 2017. Infrequently, a family member has accompanied a director on a corporate chartered aircraft when the aircraft was already going to a specific destination for a business purpose and vacant seats were available. There is no incremental cost to the Company for this travel.

Director Compensation Policy
During 2017, our non-employee directors received cash compensation in the amount of $75,000 per year. Our non-employee directors also received a grant of restricted share units (“RSUs”) with a grant date value of approximately $25,000 per year. The awards of RSUs which are made from the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan, vest in full on the first anniversary of the date of the grant.
Effective January 1, 2018, our non-employee director cash compensation was increased to $125,000 per year and the value of the RSUs to be awarded to our non-employee directors on an annual basis was increased to a fair market value of  $50,000. Our Board of Directors, at the recommendation of the Compensation Committee, approved this increased compensation. The Compensation Committee, at the recommendation of our Chief Executive Officer and President and Chief Operating Officer, increased the amount of non-employee director compensation in consideration of the burden associated with required travel to Bermuda by our non-employee directors for our Board and committee meetings multiple times a year, as well as their belief that the increased amount of compensation is more likely to attract additional directors in the future, should the Board deem any such additions appropriate.
Additionally, the Board, at the recommendation of our Compensation Committee, approved compensation to be payable to our Chairman effective January 1, 2018, in the amount of  $350,000 per annum in cash, and an annual award of RSUs with a fair market value of  $150,000 on the date of grant, which amounts include the compensation that is otherwise payable to non-employee directors. The determination was made to pay additional compensation to our Chairman based upon the fact that, effective with his retirement on January 1, 2018, Mr. Abram would no longer receive compensation for serving as our Chairman pursuant to his employment agreement, under which he was compensated for serving as both the Chairman and Chief Executive Officer.

In addition, to the aforementioned compensation, the Chairman of our Audit Committee is paid cash compensation in the amount of $25,000 per year for service in such capacity, which is unchanged from 2017. No other committee chairman or committee member receives additional compensation for such service.
The cash compensation is paid to our non-employee directors in four equal installments at the beginning of each quarter. At the recommendation of our Compensation Committee, the RSU awards are made by our Board at our Board and committee meetings in February.
In accordance with instructions from the D. E. Shaw group and Messrs. Martin and Zwillinger, the cash portion of the director compensation earned by Messrs. Martin and Zwillinger is paid to entities within the D. E. Shaw group.

EXECUTIVE OFFICERS
The following table identifies each of our executive officers and their age as of the record date:
Name	Age	Position
Robert P. Myron	49	Director and Chief Executive Officer
Sarah C. Doran	44	Chief Financial Officer
Richard Schmitzer	62	President and Chief Executive Officer of the Excess and Surplus Lines segment
Steven J. Hartman	53	President and Chief Executive Officer of the Specialty Admitted Insurance segment
Dennis Johnson	69	President and Chief Underwriting Officer of the Casualty Reinsurance segment
The following biographical information is furnished regarding each of our executive officers, excluding Mr. Myron, whose biographical information is included in the section “Board of Directors and Corporate Governance.”
Sarah C. Doran has served as the Company’s Chief Financial Officer since January 2017. Ms. Doran also serves as a Director of our U. K. holding company and a Director and officer of most of our domestic subsidiaries. Before joining the Company, Ms. Doran served as Senior Vice President, Investor Relations and Treasurer of Allied World Assurance Company Holdings, AG, an international provider of property, casualty and specialty insurance and reinsurance, since April 2013. Prior to that, Ms. Doran served in various positions at Barclays in the Financial Institutions Group from 2008 to 2013, most recently as a Director. Prior to Barclays, Ms. Doran served as a Vice President in the Financial Institutions Group at Lehman Brothers commencing in 2003. Ms. Doran received an M.B.A. from the University of Chicago and a B.A. in Government from the University of Notre Dame.
Richard Schmitzer has served as the President and Chief Executive Officer and a director of James River Insurance Company (“James River Insurance”) and our other subsidiaries in our Excess and Surplus Lines segment since March 2010. He joined James River Insurance in July 2009 as Senior Vice President and Chief Underwriting Officer. Prior to that, Mr. Schmitzer served nineteen years at Scottsdale Insurance Company, a subsidiary of Nationwide Mutual, where he served in a variety of underwriting and underwriting management roles, most recently as Vice President of Brokerage, Professional Liability and Programs. Mr. Schmitzer received his B.S. in business administration from Central Michigan University.
Steven J. Hartman has served as President and Chief Executive Officer and a director of Falls Lake National Insurance Company and our other subsidiaries in our Specialty Admitted Insurance segment since joining the Falls Lake Insurance group in May 2012. Prior to this, he served as Senior Vice President of IAT Group, a marketing, underwriting and claims office for a group of property-casualty insurance companies, from August 2011 to May 2012. Prior to that, Mr. Hartman served as Director at Arch Reinsurance Company, a specialty casualty underwriter, from June 2002 to May 2011. Mr. Hartman served as Senior Vice President at Gerling Global Reinsurance Corporation of America from 1998 to 2002. Before that, Mr. Hartman served as Senior Vice President and Chief Underwriting Officer and a member of the board of directors of Constitution Reinsurance Company from 1997 until its acquisition by Gerling Global Reinsurance Corporation of America, and prior to that, as Vice President of Transatlantic Reinsurance Company from 1992 to 1997. Mr. Hartman received his B.A. from Wabash College.
Dennis Johnson has served as President and Chief Executive Officer of JRG Reinsurance Company, Ltd. (“JRG Re”), our subsidiary that comprises the Casualty Reinsurance segment, since May 2016, and prior to that as President and Chief Underwriting Officer since January 2012. Prior to this, Mr. Johnson was employed by QBE Reinsurance Corp., the reinsurance division of QBE Insurance Group, from 1997 through 2012, having last served as Vice President and Casualty Treaty Manager. Prior to that, Mr. Johnson served as Vice President and Casualty Treaty Manager at Great Lakes American Reinsurance Company from 1991 to 1997. Prior to that, Mr. Johnson served as Assistant Vice President at National Reinsurance Corporation. Mr. Johnson received his M.B.A. from Long Island University.
Effective April 1, 2018, Mr. Johnson will become the Chief Underwriting Officer of Falls Lake National Insurance Company and our other subsidiaries in our Specialty Admitted Insurance Segment, and will cease to be the President and Chief Executive Officer of JRG Re.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The purpose of this Compensation Discussion and Analysis is to provide information about the Company’s compensation philosophy, objectives and other relevant policies with respect to the compensation of our executive officers who are named in the Summary Compensation Table below (our “named executive officers”), and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2017, which constitute all of our executive officers, are:
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J. Adam Abram, who served as our Chairman and Chief Executive Officer during 2017;

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Robert P. Myron, who served as our President and Chief Operating Officer during 2017, and acted as co-principal financial officer from January 16, 2017, the date our new Chief Financial Officer joined the Company, through March 10, 2017, the date we filed our Annual Report on Form 10-K for the year ended December 31, 2016;

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Sarah C. Doran, who joined the Company as our Chief Financial Officer on January 16, 2017, and served as co-principal financial officer with Mr. Myron through March 10, 2017, the date we filed our Annual Report on Form 10-K for the year ended December 31, 2016, after which date she became our sole principal financial officer;

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Richard Schmitzer, the President and Chief Executive Officer of James River Insurance Company and our other subsidiaries engaged in our excess and surplus lines insurance business;

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Steven J. Hartman, the President and Chief Executive Officer of Falls Lake National Insurance Company and our other subsidiaries engaging in our specialty admitted insurance business; and

•
Dennis Johnson, the President and Chief Executive Officer of JRG Reinsurance Company, Ltd., our subsidiary engaged in our casualty reinsurance business.

Effective January 1, 2018, Mr. Abram retired as our Chief Executive Officer, but continues to serve as our Chairman of the Board following such date. Mr. Myron became our new Chief Executive Officer on January 1, 2018.
Compensation Philosophy and Objectives
In designing our executive compensation program, we seek to achieve three principal objectives. First, to be fair and reasonable and competitive with our peers in the specialty insurance and reinsurance business, so that we may attract, motivate and retain talented executive officers. Second, to create an alignment of interests between our executive officers and shareholders. As a result, a portion of each executive officer’s compensation consists of one or more equity awards. If the price of our common shares increases over time, our executive officers and our shareholders will benefit together. Finally, we seek to reward performance that supports our principles of building long-term shareholder value overall, and to recognize individual performance that the Compensation Committee of the Board (which for purposes of this Executive Compensation discussion we refer to as the “Committee”) believes contributes to the success of our company.
The principal elements of our compensation program for our executive officers are base salary, a discretionary bonus and equity awards. Additionally, Mr. Schmitzer participates in a retention program, which, with the exception of one employee, is unique to the excess and surplus lines business.
In determining how to best achieve our compensation objectives, the Committee maintains flexibility in order to react to changing conditions and circumstances. For example, in October 2017 the Committee, at the recommendation of our Chief Executive Officer and President and Chief Operating Officer rewarded Ms. Doran for her individual performance in 2017 and the increased responsibility that she would undertake upon the retirement of our Chief Executive Officer on January 1, 2018 by recommending to the Board an increase in Ms. Doran’s base salary from $400,000 to $450,000 per annum and an award of restricted share units (“RSUs”) to her on such date, instead of waiting to take such actions in February of 2018 as is customary practice. The Board approved these changes in compensation and awards. The RSUs awarded to Ms. Doran on October 31, 2017 had a fair market value of  $750,000. Also on October 31, 2017, upon the recommendation of our Chief Executive officer, the Committee recommended to the Board, and the Board approved, an increase in Mr. Myron’s base salary from $636,540 per annum to $750,000, and an award of RSUs with a fair market value of  $3,000,000, in each case effective January 1, 2018, the date that Mr. Myron’s election as our Chief Executive Officer became effective. Mr. Myron’s salary increase and equity award were granted in consideration of the additional responsibilities that he would undertake as our Chief Executive Officer. These actions are discussed in more detail below under “Executive Compensation Components — Base Salary” and “— Equity Awards”.
Role of Compensation Committee and our Executive Officers in Setting Executive Compensation
The Committee assists our Board with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Committee, among other responsibilities, makes recommendations to our Board regarding director and executive officer compensation and administers our equity compensation plans.
The Committee has not historically used any benchmarking information to determine executive compensation levels to recommend to the Board, including in 2017. Instead, the Committee has generally relied upon the recommendation of our Chief Executive Officer and President and Chief Operating Officer in determining its recommendation to the Board for different elements of executive officer compensation. With Mr. Abram’s retirement as our Chief Executive Officer effective January 1, 2018, and Mr. Myron’s election as our new Chief Executive Officer, Mr. Myron has begun and will continue making compensation recommendations to the Committee in that capacity.
Weighting of Compensation Components
As a general guideline, we use a target allocation of one-third of an executive’s total compensation to base salary, one-third to bonus and one-third to equity awards for our executive officers at the Company and the President and Chief Executive Officer of our excess and surplus lines segment, while the Presidents and Chief Executive Officers of our other two segments have typically received an equity award with a value less than one-third of their total compensation. When determining the amount of each element of compensation, however, there may be differences due to multiple factors, including market conditions, individual and company performance and our desire to attract and retain executive officers.
Internal Pay Equity
Differences in compensation levels paid to our executive officers generally reflect their differing levels of responsibility. Our Chief Executive Officer has consistently been paid the largest amount of compensation among our executive officers, reflecting reliance on the management and leadership skills of the Chief Executive Officer. Our President and Chief Operating Officer has also received greater amounts of overall compensation than our other executive officers, based upon his responsibilities for the operation of the Company as a whole. The President and Chief Executive Officer of our excess and surplus lines segment has generally earned more than his counterparts at the two other segments based upon the greater significance of his segment to the Company’s financial performance.
In 2017, we hired our new Chief Financial Officer, which brought about additional differences in compensation. Ms. Doran’s compensation is higher relative to our other executive officers in 2017 as a result of her receipt of a sign on bonus, initial equity award and other benefits made available to her pursuant to her employment agreement, which she was paid in order to recruit her to join the Company. As noted above, she also received a salary increase and an equity award on October 31, 2017 (with the salary increase effective November 1, 2017). Although we customarily determine salary increases and make equity awards in February of each year, the Committee, at the recommendation of Messrs. Abram and Myron, and the Board determined to reward Ms. Doran for her performance and anticipated increased responsibilities with the retirement of Mr. Abram as our Chief Executive Officer and Mr. Myron’s election to that position. As a result of Mr. Abram’s retirement there are only two executive officers responsible for overseeing the Company’s overall operations, necessitating that Ms. Doran take on greater responsibility than anticipated at the time she was hired. The Committee’s rationale for making these awards is described in more detail below in the discussion of the base salary compensation component.

Executive Compensation Components
Base Salary.   The Committee endeavors to set base salaries for executive officers that enable the Company to attract and retain such officers and provide fair compensation taking into account the level of responsibility of such officers. Generally, in February of each year, our Chief Executive Officer and President and Chief Operating Officer have reviewed the salary of our executive officers and made salary adjustment recommendations to the Committee based upon executive officer performance and increases in the cost of living. The Committee would review the recommendations of these officers, and make its own recommendation to the Board for approval. With the retirement of Mr. Abram, Mr. Myron, in the capacity as our Chief Executive Officer, will be responsible for making salary adjustment recommendations to the Committee going forward.
In February 2017, the Board, upon the recommendation of the Committee, approved a 3% increase in the base salary of each of our named executive officers over the prior year base salary (with the exception of Ms. Doran whose base salary was set forth in her employment agreement), with such increase effective March 1, 2017. The below table sets forth the amount of 2016 and 2017 base salaries.
Name	2016 Salary	2017 Salary (effective March 1, 2017)
J. Adam Abram	$824,000	$848,720
Robert P. Myron	$618,000	$636,540
Richard Schmitzer	$496,501	$511,396
Steven J. Hartman	$468,918	$482,986
Dennis Johnson	$413,751	$426,164
The amount of the salary increases were recommended by Messrs. Abram and Myron to the Compensation Committee, other than with respect to their own salary increases.
Ms. Doran’s employment agreement, entered into on December 19, 2016, set her initial annual base salary for 2017 at $400,000. In October 2017, the Board, at the recommendation of the Committee, increased her base salary to $450,000 effective November 1, 2017. This base salary increase was in lieu of any salary increase that would otherwise be made in February 2018 (when the Committee customarily reviews executive officer base salaries), and was awarded in recognition of her accomplishments during 2017, including her implementation of an additional $100 million bilateral credit facility and making significant improvements in our treasury and credit risk management areas in 2017. This base salary increase was also made in acknowledgement of Ms. Doran’s expected increased responsibilities that she will take on with the retirement of Mr. Abram as our Chief Executive Officer and the promotion of Mr. Myron to that role, resulting in only two executive officers being responsible for overseeing the Company’s overall operations, which was not anticipated when she was hired. Also in October 2017, the Board, at the recommendation of the Committee, increased Mr. Myron’s salary to $750,000, effective on January 1, 2018, the date he became our Chief Executive Officer. This base salary increase was to acknowledge the additional responsibilities that Mr. Myron would undertake as our Chief Executive Officer. Mr. Myron’s salary increase was also in lieu of any salary increase in February 2018. Ms. Doran’s salary increase was recommended to the Committee by Messrs. Abram and Myron, and Mr. Myron’s salary increase was recommended to the Committee by Mr. Abram.
Discretionary Bonuses.   Discretionary cash bonuses are a form of short-term incentive compensation that the Committee may recommend to the Board in its discretion. Bonuses are typically determined as a percentage of each named executive officer’s base salary, with the target being 100% of such amount. The Committee generally has relied on the recommendation of the Chief Executive Officer and President and Chief Operating Officer (other than with respect to their own individual bonuses) in determining bonus amounts for the other executive officers, determines the President and Chief Operating Officer’s bonus at the recommendation of the Chief Executive Officer, and determines the Chief Executive Officer’s bonus itself. Bonus recommendations by our Chief Executive Officer and President and Chief Operating Officer are not determined on a formulaic basis, and no particular weight is assigned to any of the factors considered by them. However, the bonuses are typically determined as a percentage of each named executive officer’s base salary, with the target being 100% of such amount.

In February 2018, the Committee relied upon the recommendations of Mr. Myron in determining the amount of 2017 executive officer bonus amounts as a result of Mr. Abram’s retirement as Chief Executive Officer on January 1, 2018 and Mr. Myron’s election to such position. Mr. Myron recommended to the Committee that Ms. Doran and Mr. Hartman receive a discretionary bonus, but that none of Messrs. Abram, Schmitzer or Johnson receive a discretionary bonus for 2017.
In determining his recommendations to the Committee regarding bonuses that might be paid to Mr. Abram and Ms. Doran, Mr. Myron considered, among other factors, financial performance of the Company as a whole, including the Company’s 2017 operating income and return on tangible equity (ROTE), as well as each executive officer’s individual performance. Based primarily upon Ms. Doran’s individual performance, including the accomplishments described above under “— Base Salary”, Mr. Myron recommended that Ms. Doran receive a discretionary bonus, but that Mr. Abram not receive any bonus.
In determining his recommendations to the Committee for the bonus amounts of each of the operating segment named executive officers, Mr. Myron considered, among other things, financial performance of each officer’s operating segment, including underwriting profit and reserve development, the applicable segment’s new business initiatives and expense management, as well as such officer’s individual performance. Based upon such factors, Mr. Myron recommended that Mr. Hartman receive a discretionary bonus.
Based primarily upon Mr. Myron’s recommendation (other than with respect to his own bonus, which the Committee determined on its own) the Committee recommended to the Board, and the Board approved, that Messrs. Abram, Schmitzer and Johnson receive no bonus, that Ms. Doran receive a bonus of $200,000, representing 50% of her 2017 base salary (prior to her raise effective November 1, 2017), and that Mr. Hartman receive a bonus of  $240,321, representing approximately 50% of his 2017 base salary. The Committee also recommended to the Board that Mr. Myron not receive a bonus based upon the same considerations applicable to Mr. Myron’s recommendation that Mr. Abram not receive a bonus.
As a segment employee, the bonus for Mr. Hartman was paid two-thirds on or before March 15, 2018, and one-third to be paid on or before the one year anniversary of such date, provided that he remains employed by the specialty admitted segment at the time his bonus is paid in the ordinary course. As an employee of the Company, Ms. Doran was paid the full amount of her bonus on or before March 15, 2018. The payment of Mr. Hartman and Ms. Doran’s bonuses over these periods is consistent with our payment practices for our segment named executive officers and Company named executive officers over the last several years.
In addition to her annual bonus in 2017, Ms. Doran was paid a $150,000 “sign-on” bonus when she commenced her employment with us. The sign-on bonus was paid pursuant to the terms of her employment agreement, and was paid as part of her total agreed compensation package in order to recruit her to join the Company. If Ms. Doran’s employment is terminated with Cause (as defined in her employment agreement), or if she resigns without Good Reason (as defined in her employment agreement), in each case before the date that is two years after her start date with the Company, she will be required to repay a pro-rata portion of her sign-on bonus based upon the portion of the two year period that she did not work for the Company.
Equity Awards.   Equity awards are made to our executive officers from the Company’s 2014 Long-Term Incentive Plan (the “2014 LTIP”). The equity awards are intended as long-term compensation to align the interests of our executive officers with our shareholders, in that an increase in the price of our common shares will benefit both our executive officers and shareholders. The equity awards are also designed to retain and motivate our executive officers.
Prior to our initial public offering (“IPO”) in 2014, equity awards to our named executive officers were made in the form of share options under our predecessor equity plan, and since our IPO, equity awards were made only to named executive officers in the form of share options and RSUs. Based in large part upon the recommendation of the Chief Executive Officer and the President and Chief Operating Officer to the Committee, the Committee recommends the value of options and RSU awards to be granted to the executive officers, and the Board then grants final approval of such awards. The number of shares to be represented by such awards is determined under the Black Scholes model for options, and for RSUs is based upon the fair market value of our shares on the date of approval by our Board (which is the closing price of our shares on the NASDAQ Stock Market on such date).

Our equity awards are typically made in February on the day before distribution of our fourth quarter and fiscal year-end earnings release following the close of trading on such date. The sole reason for this timing is that the annual awards are made at our February Board and committee meetings in Bermuda, which is usually scheduled the day before distribution of our earnings release.
In 2017, Messrs. Abram and Myron recommended the value of the equity awards to be granted to our named executive officers, and, in consultation with the Committee, recommended that such awards be made in RSUs only. The awards of RSUs only was intended to achieve greater balance for our named executive officers between outstanding share options and RSUs, as generally named executive officers had a greater value of outstanding equity awards in the form of options. Additionally, since our IPO, we have increased the amount of our aggregate annual dividends significantly. We accrue dividends on outstanding RSUs, but such dividends are not paid until the vesting of RSUs. By awarding all RSUs to our named executive officers in 2017, we allowed them to benefit along with our shareholders from the value the named executive officers have created, which would otherwise be distributed to our shareholders in the form of dividends without benefiting the named executive officers holding the majority of the value of their outstanding equity awards in the form of options. The Committee approved the recommendation of Messrs. Abram and Myron, and recommended approval by the Board, which granted final approval of the awards.
In 2017, the fair market value of the RSUs awarded to Messrs. Abram, Myron and Schmitzer were 100% of their 2016 base salary, and the RSUs awarded to Messrs. Hartman and Johnson represented approximately 77% and 60% of their respective 2016 base salaries. Mr. Schmitzer was awarded RSUs with a greater value than Messrs. Hartman and Johnson based upon the greater significance to the Company’s financial performance by the excess and surplus lines segment which Mr. Schmitzer leads, and relative performance of the segment in 2016, in each case as compared to the other two segments.
The fair market value of the 2017 RSU awards awarded to our 2017 named executive officers, and the number of common shares awarded based upon the fair market value of the common shares on the date of grant were as follows:
Name	RSU FMV on Grant Date	Number of Shares Represented by RSU
J. Adam Abram	$824,000	19,540
Robert P. Myron	$618,000	14,655
Richard Schmitzer	$496,501	11,774
Steven J. Hartman	$360,000	8,537
Dennis Johnson	$250,000	5,928
Ms. Doran’s employment agreement provided for her to receive a grant of options or RSUs with a fair market value of  $650,000 in 2017, as part of the compensation package that we used to recruit her to join the Company. This award was made to her at our February Board and Committee meetings, all in RSUs. Based upon the fair market value of our common shares on the date of grant, this award represents the right for Ms. Doran to receive 15,414 common shares upon vesting. Pursuant to her employment agreement, the award vests in three equal annual installments commencing on January 16, 2018, the first anniversary of the date she joined the Company.
At the recommendation of Messrs. Abram and Myron to the Committee with respect to Ms. Doran, and Mr. Abram for awards to Mr. Myron, the Committee recommended to the Board, and the Board approved, equity grants to Ms. Doran and Mr. Myron in October 2017. For the same reasons base salary increases were approved for Ms. Doran and Mr. Myron in October 2017, as discussed under “Executive Compensation — Base Salary” above, (i) Ms. Doran was awarded an RSU in October 2017 with a fair market value of  $750,000, which grant was made on the date of approval of the grant by the Board and represents 17,722 common shares, based upon the fair market value of our common shares on the date of grant, and (ii) Mr. Myron was awarded an RSU with a fair market value of  $3,000,000, which grant was made on January 1, 2018 (the date he became our Chief Executive Officer) and based upon the fair market value of our shares on January 1, 2018 (which utilized the closing trading price of our common shares on the NASDAQ Stock Market on December 29, 2017, the last trading day before the award became effective)

represents 74,981 common shares. Each of these awards vest in three equal installments commencing on the first anniversary of the date of grant, and were made in lieu of any equity awards that would have otherwise been awarded to Ms. Doran and Mr. Myron in February 2018.
Welfare Benefits and Perquisites.   Our named executive officers are provided welfare benefits that are generally the same as our other employees, such as Company-paid life insurance, contributions in the Company’s 401(k) Plan, medical, dental and vision plan coverage and long and short-term disability coverage.
In addition to the above benefits, Messrs. Abram, Myron and Johnson and Ms. Doran are entitled to receive benefits based upon their required work for the Company in Bermuda. The Company implemented these benefits for its executive officers in 2008, when the Company formed its holding and reinsurance companies in Bermuda. These benefits are:
•
payment of certain housing expenses in Bermuda for Messrs. Abram, Myron and Johnson;

•
payment of travel costs for Messrs. Abram, Myron and Johnson and Ms. Doran;

•
tax equalization gross-up payments or other Bermuda tax payments to which any of Messrs. Abram, Myron and Johnson and Ms. Doran may be subject to with respect to payments or benefits that such named executive officer receives under his or her employment agreement as a result of his or her employment by the Company, or in the case of Mr. Johnson, our Bermuda subsidiary.

We make the above housing, travel and tax benefits available to the specified named executive officers employed by the Company or its Bermuda subsidiary based upon the unique challenges of performing work in the Bermuda market, including the cost of living and maintaining a residence, travel to and from the island and additional tax expenses primarily resulting from the housing and travel benefits. We believe that providing these benefits is common practice for other Bermuda based insurers, and is consistent with our goal to attract and retain talented executive officers.
The Company also pays for Messrs. Myron and Johnson’s families to occasionally travel to Bermuda. Any incremental costs to the Company associated with such travel is allocated to these executives.
In 2017, the Company paid for certain relocation costs of Ms. Doran as part of the compensation package she was provided to join the Company.
Retention Program.   In addition to the other benefits paid to our named executive officers, Mr. Schmitzer also receives an annual retention payment under the James River Management Company, Inc. Retention Program (the “Retention Program”). The Retention Program was adopted by James River Management Company, Inc. (“JRMC”) effective September 30, 2011, to help attract and retain key employees of our excess and surplus lines business. Under the Retention Program, the Chief Executive Officer of our U.S. holding company (who is the same person as our Chief Executive Officer), or in the case of executive officers of the Company, our Board of Directors upon recommendation of the Compensation Committee, selects the employees who participate in the Retention Program and determines the annual dollar amount to be credited to each participant’s account under the Retention Program. The dollar amount credited to a participant’s account under the Retention Program each year is paid to the participant in five equal annual installments, commencing as of the end of the second plan year beginning after the year in which the amount was credited to the participant’s account. Participants must be employed at the time of payment of an installment to be entitled to receive the payment, subject to certain exceptions described under “— Potential Payments upon Termination or Change of Control”
All amounts credited to a participant’s account remain unvested until paid and may be reduced, modified or terminated at the sole discretion of the Company. The Company may amend, modify or terminate the Retention Program at any time, including, without limitation, to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, so as not to trigger any unintended tax consequences prior to the distribution of benefits under the program. There are no vested rights to amounts under the Retention Program at any time prior to the payment of such amounts, and all amounts under the

Retention Program are at all times discretionary obligations of the Company, which may be reduced or terminated by the Company at any time. Except as otherwise stated above, the Retention Program is administered by the board of directors of our U.S. holding company.
In 2017, we decided to cease making new dollar credits to accounts of participants under the Retention Program. All amount previously credited to the accounts of participants will continue to be paid in accordance with the terms of the Retention Program.
Consistent with the company’s intent to cease making new dollar credits to accounts under the Retention Program, no additional amounts were credited to Mr. Schmitzer’s account in 2017. Mr. Schmitzer received a payout under the terms of the Retention Plan of  $112,000 in such year based on amounts credited to his account in prior years, and subject to no further modification by the Company of the Retention Program, Mr. Schmitzer’s last payment under the program will be in 2021.
Termination Benefits
Each of our executive officers is party to an employment agreement with us that provides for certain benefits if his or her employment is terminated under certain circumstances. This arrangement provides the named executive officers with a core level of assurance that their actions on behalf of the Company and its shareholders can proceed without the potential distraction of short-term issues that may affect the Company (e.g., a strategic transaction involving the Company) and helps ensure that they continue to act in the best interests of the Company. In addition, the agreements contain measures that protect the Company past the date of the executive officer’s termination, such as confidentiality, non-compete and non-solicitation requirements and the requirement that executive officers execute a general release in favor of the Company. Executive officers may also receive benefits with respect to unvested equity awards under our 2014 LTIP and in the case of Mr. Schmitzer, the Retention Program. The key terms of the severance arrangements are described below in “Potential Payments Upon Termination or Change in Control.”
Consideration of Say-on-Pay Results
From the time of our initial public offering in December 2014 through December 31, 2017, we qualified as an emerging growth company under federal securities laws, which exempted us from certain compensation related requirements, including the requirement under the Exchange Act proxy rules to hold an advisory shareholder vote on our executive compensation (commonly known as “say-on-pay”). Effective January 1, 2018, we ceased to qualify as an emerging growth company and as a result, shareholders are being asked to vote at the Annual Meeting to approve, on an advisory basis, our 2017 executive compensation and the frequency of future advisory votes on executive compensation. While the advisory votes on executive compensation and the frequency of future advisory votes on executive compensation are non-binding, we expect that our Board and Committee will consider the voting results for these proposals.
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Bryan Martin (Chairman)
Jerry R. Masters
David Zwillinger

Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers for 2017, and for Messrs. Abram, Myron and Schmitzer, for 2016 and 2015.
Name and Principal Position	Year	Salary	Bonus(4)	Share Awards(5)	Option Awards	All Other Compensation(6)	Total
		($)	($)	($)	($)	($)	($)
J. Adam Abram, Chief Executive Officer and Chairman of the Board(1)	2017	$844,600	—	824,000	—	$542,477	$2,211,077
	2016	$820,000	$824,000	800,000	—	$324,630	$2,768,630
	2015	$806,667	$800,000	—	—	$146,059	$1,752,726
Robert P. Myron, President and Chief Operating Officer(2)	2017	$633,450	—	618,000	—	$309,979	$1,561,429
	2016	$615,000	$618,000	300,000	300,000	$240,952	$2,073,592
	2015	$612,667	$600,000	—	—	$220,879	$1,433,546
Sarah C. Doran, Chief Financial Officer(3)	2017	$387,500	$350,000	1,400,000	—	$20,697	$2,158,197
Richard Schmitzer, President and Chief Executive Officer Excess and Surplus Lines segment	2017	$508,991	—	496,501	—	$160,456	$1,165,948
	2016	$494,091	$525,000	241,020	241,020	$132,424	$1,633,555
	2015	$479,700	$500,000	—	—	$107,710	$1,087,410
Steven J. Hartman, President and Chief Executive Officer Specialty Admitted Insurance segment	2017	$480,641	$240,321	360,000	—	$18,862	$1,099,824
Dennis Johnson, President and Chief Executive Officer, Casualty Reinsurance Segment	2017	$424,095	—	250,000	—	$199,851	$873,946

(1)
Mr. Abram retired as our Chief Executive Officer on January 1, 2018, but continues to serve as the non-executive Chairman of our Board of Directors.

(2)
Mr. Myron served as our co-principal financial officer from January 16, 2017, the date Ms. Doran joined the Company as our Chief Financial Officer, through March 10, 2017, the date that we filed our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)
Ms. Doran joined the Company as Chief Financial Officer on January 16, 2017. She served as co-principal financial officer with Mr. Myron from January 16, 2017 through March 10, 2017, the date that we filed our Annual Report on Form 10-K for the year ended December 31, 2016, and thereafter became our sole principal financial officer.

(4)
For the 2017 fiscal year, the amount reported by each named executive officer represents a discretionary annual bonus, and in the case of Ms. Doran, includes a $150,000 sign-on bonus paid to her pursuant to her employment agreement.

(5)
Represents the aggregate grant date fair value of RSUs awarded under the 2014 Long-Term Incentive Plan, computed in accordance with FASB ASC Topic 718.

(6)
The following table sets forth the compensation reflected in the “All Other Compensation” column for 2017:

Name	401(K) Plan Contribution	Transportation (a)	Housing (b)	Taxes (c)	Retention Award (d)	Accrued Dividends Paid Upon Vesting of RSU Awards	Other (e)	Total All Other Compensation
	($)	($)	($)	($)	($)	($)	($)	($)
J. Adam Abram	$16,200	—	—	—	—	$499,777	$26,500	$542,477
Robert P. Myron(a)	$16,200	$20,501	$188,815	$16,553	—	$60,255	$7,655	$309,979
Sarah C. Doran	$16,200	—	—	—	—	—	$4,497	$20,697
Richard Schmitzer	$16,200	—	—	—	$112,000	$32,256	$32,256	$160,456
Steven J. Hartman	$16,200	—	—	—	—	$2,662	$2,662	$18,862
Dennis Johnson	$16,200	$6,035	$150,387	$24,493	—	$2,372	$2,732	$199,851

(a)
For Messrs. Myron and Johnson, the transportation benefit represents travel costs incurred for travel to Bermuda, as well as the cost of any occasional family travel to Bermuda paid for by the Company. Infrequently, family members of Messrs. Abram and Johnson, as well as Ms. Doran, accompanied them on a corporate chartered aircraft when the aircraft was already going to a specific destination for a business purpose and there were vacant seats available. There is no incremental cost to the Company for this travel.

(b)
The housing benefit represents the cost of housing and utilities in Bermuda paid or reimbursed by the Company. Each of Messrs. Myron’s and Johnson’s families occasionally stay in Bermuda with such executives. There is no incremental cost allocated for family use of these homes.

(c)
The tax benefit represents payment of Bermuda social security taxes on behalf of Messrs. Myron and Johnson and reimbursement of all taxes incurred with respect to the transportation allowance, housing allowance, tax reimbursement payments, and tax return preparation services.

(d)
Represents amount of retention award paid in 2017 pursuant to the James River Management Company, Inc. Leadership Recognition Program.

(e)
The amount shown for Mr. Abram represents fees incurred by the Company in connection with a registered offering of 400,000 of our common shares by Mr. Abram, for Messrs. Myron and Johnson represents home leave expenses and for Ms. Doran represents relocation expenses.

Grants of Plan-Based Awards
The following table provides information regarding grants of equity awards to each of our named executive officers under our 2014 Long Term Equity Incentive Plan during 2017. All equity awards granted to our named executive officers in 2017 were in the form of RSUs.
Name	Grant Date	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
J. Adam Abram	2/14/2017	19,540	$824,000
Robert P. Myron	2/14/2017	14,655	$618,000
Sarah C. Doran	2/14/2017	15,414	$650,000
	10/31/2017	17,722	$750,000
Richard Schmitzer	2/14/2017	11,774	$496,501
Steven J. Hartman	2/14/2017	8,537	$360,000
Dennis Johnson	2/14/2017	5,928	$250,000

(1)
The grant date fair value of the RSUs was calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by our named executive officers on December 31, 2017.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
J. Adam Abram	12/12/2014(1)	87,199		$21.00	12/11/2021
	2/14/2017(2)					19,540	$781,795
Robert P. Myron	12/17/2014(3)					19,048	$762,110
	2/16/2016(1)	18,018	36,036	$32.07	2/15/2023
	2/16/2016(1)					6,237	$249,542
	2/14/17(1)					14,655	$586,347
Sarah C. Doran	2/14/2017(4)					15,414	$616,714
	10/31/2017(1)					17,722	$709,057
Richard Schmitzer	10/1/2012(5)	50,000		$15.65	10/1/2019
	12/12/2014(1)	98,099		$21.00	12/11/2021
	12/17/2014(3)					9,524	$381,055
	2/16/2016(1)	14,475	28,952	$32.07	2/15/2023
	2/16/2016(1)					5,010	$200,450
	2/14/2017(1)					11,774	$471,078
Steven J. Hartman	10/01/2012(5)	25,000		$15.65
	12/12/2014(1)	28,907		$21.00	12/11/2021
	2/16/2016(1)	13,671	27,343	$32.07	2/16/2023
	2/16/2016(1)					2,366	$94,664
	2/14/2017(1)					8,537	$341,565
Dennis Johnson	10/1/2012(5)	25,000		$15.65	10/1/2019
	12/12/2014(1)	51,011		$21.00	12/11/2021
	2/16/2016(1)	12,180	24,361	$32.07	2/15/2023
	2/16/2016(1)					2,108	$84,341
	2/14/2017(6)					5,928	$237,179

(1)
Vesting occurs in three equal annual installments which commenced on the first anniversary of the grant date.

(2)
These RSUs were originally scheduled to vest in three equal annual installments commencing on the first anniversary of the grant date. However, pursuant to a Separation and Release Agreement enter into by the Company and Mr. Abram, the RSUs were accelerated, with 19,000 RSUs vesting on January 1, 2018, and the remainder 540 vesting on January 24, 2018.

(3)
Vesting occurs in five equal annual installments commencing on the first anniversary of the grant date.

(4)
The award vests in three equal annual installments commencing on January 16, 2018, the first anniversary of the date Ms. Doran joined the Company.

(5)
Vesting occurred in four equal annual installments, which commenced on the first anniversary of the grant date.

(6)
Vesting occurs in two equal annual installments commencing on the first anniversary of the grant date.

(7)
Market value is calculated as the number of common shares indicated multiplied by $40.01, which was the closing price of the Company’s common shares on December 29, 2017 as reported by the NASDAQ Stock Market.

Option Exercises and Stock Vested
The following table presents certain information concerning the exercise of stock options and the vesting of stock awards held by our named executive officers during fiscal 2017.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
J. Adam Abram	174,398	$3,535,047	104,310	$4,315,264
Robert P. Myron	480,799	$11,710,746	12,642	$523,347
Sarah C. Doran	—	—	—	—
Richard Schmitzer	—	—	7,267	$303,487
Steven J. Hartman	50,000	$1,190,907	1,183	$52,289
Dennis Johnson	42,500	$1,145,375	1,054	$46,587

(1)
The value realized equals the difference between the closing sales price of our common shares on the exercise date as reported by the NASDAQ Stock Market, and the option exercise price, multiplied by the number of shares for which the option was exercised.

(2)
The value realized equals the closing sales price of our common shares on the vesting date as reported on the NASDAQ Stock Market, multiplied by the number of shares as to which the RSUs vested.

Pension Benefits & Nonqualified Deferred Compensation
We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during 2017.
Pay Ratio
Pursuant to the federal securities laws, a company is not required to provide information regarding the pay ratio of its chief executive officer to its median employee until the proxy statement or Annual Report on Form 10-K that includes compensation disclosure for the first year after the company ceases to be an emerging growth company. Pursuant to this rule, we have not included pay ratio disclosure in this proxy statement, but intend to do so in the proxy statement for our 2019 annual general meeting.
Potential Payments upon Termination or Change of Control
Employment Agreements
We are a party to an employment agreement with each of our named executive officers. The employment agreements provide for certain payments and benefits to be provided to our named executive officers if their employment is terminated by us without Cause (as defined in each employment agreement) or by the named executive officer for Good Reason (as defined in each employment agreement), or if we elect to not renew the term of the named executive officer’s employment when the term ends (a “Non-Renewal Termination”). The benefits are (i) continuation of salary or like payments (“Severance Payments”) for a specified period, paid in accordance with our normal payroll practices, (ii) post-employment coverage under our health, dental and vision plans (and in the case of Mr. Abram, under his former employment agreement, continuing life insurance and disability coverage), to the extent that such coverage is available under the plans, with the Company continuing to pay the same amount for such coverage when the executive officer was employed (and the executive officer paying the remaining cost of the coverage) for a 12 month period (except in the case of termination by the Company of Mr. Hartman’s employment without Cause, or termination by him for Good Reason, which would result in him receiving such benefit for 18 months); provided, that in the event post-employment health care coverage is not available under the Company’s health insurance plan, then the Company will pay the executive officer the premium cost for such insurance that the Company would have paid if the executive officer had been permitted to continue coverage thereafter, and (iii) any unpaid discretionary cash bonus awarded for the year prior to the year in which the named executive’s termination of employment occurs, which shall be paid in a lump sum on the normal bonus payment date (collectively, the “Separation Benefits”). These benefits are in addition to our obligation to pay the named executive officers accrued but not yet paid base salary, and any accrued but unused vacation, in each case through the date of termination of such person’s employment, and any then accrued but unpaid tax equalization payments, where applicable.
The table below sets forth for each named executive officer the amount or manner to calculate the Severance Payment, and the period after termination for payment thereof. Unless otherwise specified, the period for payment is the same for an executive officer irrespective of the basis for termination or whether or not it occurred in the 12 month period following a Change in Control (as defined in the employment agreements where relevant to an employee’s severance arrangements).
Name	Manner to Calculate Severance Payment and Period for Payment
J. Adam Abram	$83,333 per month for 36 months (Mr. Abram’s employment agreement was terminated in connection with his retirement as our Chief Executive Officer on January 1, 2018. Accordingly, he is no longer entitled to receive any severance payments, and any information presented is based upon his employment agreement that was in effect prior to his retirement).
Robert P. Myron	Amount per month equal to base salary in effect on the date of termination divided by 12, payable for 36 months.
Sarah C. Doran	Amount per month equal to base salary in effect on the date of termination divided by 12, payable for 18 months.
Richard Schmitzer	Amount per month equal to base salary in effect on the date of termination divided by 12, for:
1. termination by the Company without Cause or by Mr. Schmitzer for Good Reason before a Change in Control or more than 12 months thereafter, payment for 18 months;
2. termination by the Company without Cause or by Mr. Schmitzer for Good Reason within 12 months after a Change in Control, payment for 36 months;
3. Non-Renewal Termination before a Change in Control or more than 12 months thereafter, payment for 12 months; or
4. Non-Renewal Termination within 12 months after a Change in Control, payment for 24 months.
Steven J. Hartman	Amount per month equal to base salary in effect on date of termination divided by 12, for:
1. termination by the Company without Cause or by Mr. Hartman for Good Reason before a Change in Control or more than 12 months thereafter, payment for 18 months;
2. termination by the Company without Cause or by Mr. Hartman for Good Reason within 12 months after a Change in Control, payment for 30 months; or
3. Non-Renewal Termination, payment for 12 months.

Name	Manner to Calculate Severance Payment and Period for Payment
Dennis Johnson	Amount per month equal to base salary in effect on date of termination divided by 12, for:
1. termination by the Company without Cause or by Mr. Johnson for Good Reason before a Change in Control or more than 12 months thereafter, payment for 18 months;
2. termination by the Company without Cause or by Mr. Johnson for Good Reason within 12 months after a Change in Control, payment for 24 months; or
3. Non-Renewal Termination, payment for 12 months.
In order to receive the Separation Benefits, the named executive officers must execute a general release in our favor, comply with non-compete and customer and employee non-solicitation restrictive covenants and non-disclosure obligations (the “Restrictive Covenants”) for the period specified in the named executive officer’s employment agreement and identified under their name below under “Quantification of Termination Payments”. In the event that the named executive officer violates the Restrictive Covenants during the specified period, the Company may terminate the Separation Benefits that it is providing the named executive officer, and such officer is obligated to repay the Company for payments previously received.
Equity Awards
Pursuant to the terms of awards of RSUs and share options under our the 2014 LTIP, if the employment of a named executive officer is terminated without Cause, or such named executive officer terminates their employment for Good Reason (in each case as defined in the named executive officer’s employment agreement) following a Change in Control as defined in the 2014 LTIP, then all of such named executive officer’s unvested outstanding RSUs and share options shall accelerate and become vested.
Retention Program
Pursuant to the Retention Program, Mr. Schmitzer may also be entitled to receive additional payments upon death, retirement or a Change in Control (as defined under the Retention Program).
If a participant retires or dies while an employee of the Company after attaining age 65 and performing 10 years of continuous service (a “Qualified Separation”), then the value of the participant’s account shall be paid to him or his beneficiary in three equal annual installments commencing in the plan year in which the Qualified Separation occurs; provided that in the case of a Qualified Separation due to retirement, the participant has entered into a non-compensation and non-solicitation agreement with the Company. Mr. Schmitzer has neither attained the age of 65 nor performed ten years of continuous service on behalf of the Company, and as a result, is not presently eligible to receive any benefits if he were to experience a Qualified Separation.
If a Change in Control (as defined in the Retention Program) occurs, then each participant employed by the Company as of the date of the Change in Control shall be entitled to payment of their account in three equal annual installments commencing in the plan year during which the Change of Control occurs. A participant must remain employed by the Company on the date actual payment is to be made to be eligible to receive any such payment, unless the participant experiences a Qualified Separation or is terminated by the Company without Cause (as defined in the Retention Program).
Quantification of Termination Payments
The following tables quantify the estimated benefits that each of the named executive officers would have received had they been terminated in the manner described below on December 29, 2017, our last business day of the year, and, with respect to those benefits contingent upon the occurrence of a Change in Control, assuming the Change in Control occurred on such date. The value for RSUs is determined in accordance with SEC rules as the number of shares subject to RSUs that received accelerated vesting, multiplied by $40.01, which was the closing price of our common shares on December 29, 2017, as reported by the NASDAQ Stock Market. The value for RSUs also includes the aggregate amount of dividends that had accrued on unvested RSUs, which amount is paid upon vesting of the awards. The value for share options that received accelerated vesting is determined in accordance with SEC rules as the difference between the closing price of our common shares on December 29, 2017 and the option exercise price, multiplied by the number of shares subject to the share option.
J. Adam Abram.   The following table describes the potential estimated payments that Mr. Abram would have been entitled to had he been terminated on December 29, 2017, calculated in the manner described under the paragraph “Quantification of Termination Payments”. Mr. Abram would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment, in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs and share options in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Mr. Abram retired as our Chief Executive Officer on January 1, 2018, and is no longer eligible to receive the termination benefits provided under his employment agreement. For a description of the benefits he received in connection with his retirement, please see the paragraph immediately following this table.
Executive Benefits and Payments Upon Termination	Without Cause; for Good Reason or Non-Renewal Termination (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)
Severance Payment	$2,999,988	$2,999,988	$2,999,988
Insurance	$11,370	$11,370	$11,370
Discretionary Bonus	—	—	—
RSUs (amount includes accrued dividends payable upon vesting)	—	$815,013	—
Share Options	—	$1,657,653	—
In connection with his retirement, Mr. Abram entered into a Separation and Release Agreement (the “Separation Agreement”) with the Company. The agreement includes a release by Mr. Abram in favor of the Company effective at the time of execution of the Separation Agreement, excluding certain obligations under his employment agreement, and a second release executed by Mr. Abram after the effective date of his retirement. The Separation Agreement provides for the accelerated vesting of 19,540 shares subject to an RSU, with 19,000 having vested on January 1, 2018, and the remainder having vested on January 24, 2018, the day following the effective date of the second release. Utilizing the closing share price on December 29, 2017, the last business day of the year before the vesting date of the 19,000 shares, and on January 24, 2018, the date that the remaining 540 shares vested, the value of the shares received by Mr. Abram upon the accelerated of the RSU was $780,051 in the aggregate.

Robert P. Myron.   The following table describes the potential estimated payments that Mr. Myron would have been entitled to had he been terminated on December 29, 2017, calculated in the manner described under the paragraph “Quantification of Termination Payments”. Mr. Myron would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs and share options in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause; for Good Reason or Non-Renewal Termination (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)
Severance Payment	$1,909,620	$1,909,620	$1,909,620
Insurance	$2,415	$2,415	$2,415
Discretionary Bonus	—	—	—
RSUs (amount includes accrued dividends payable upon vesting)	—	$1,754,027	—
Share Options	—	$286,126	—
Sarah C. Doran.   The following table describes the potential estimated payments that Ms. Doran would have been entitled to had she been terminated on December 29, 2017, calculated in the manner described under the paragraph “Quantification of Termination Payments”. Ms. Doran would have been required under her employment agreement to comply with the Restrictive Covenants for a period of nine months from the date of termination of her employment in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs and share options in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause; for Good Reason or Non-Renewal Termination (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)
Severance Payment	$675,000	$675,000	$675,000
Insurance	$19,467	$19,467	$19,467
Discretionary Bonus	—	—	—
RSUs (amount includes accrued dividends payable upon vesting)	—	$1,366,152	—
Share Options	—	—	—

Richard Schmitzer.   The following table describes the potential estimated payments that Mr. Schmitzer would have been entitled to had he been terminated on December 29, 2017, calculated in the manner described under the paragraph “Quantification of Termination Payments”. Pursuant to the terms of his employment agreement, Mr. Schmitzer would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment if his employment was terminated by the Company without Cause, by him for Good Reason, and for 12 months in the event of a Non-Renewal Termination, in order to continue to receive the Separation Benefits described herein, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs and share options in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Additionally, with respect to benefits payable under the Retention Program, the amount set forth below assumes that the Company has not reduced, modified or terminated any amounts credited to Mr. Schmitzer’s account, which it is permitted to do in its sole discretion under the Retention Program, and that in a case of payment for a Change in Control occurring while employed by the Company, that Mr. Schmitzer does not experience termination of his employment prior to all payments being made.
Executive Benefits and Payments Upon Termination	Without Cause or for Good Reason (without Change in Control)	Non-Renewal Termination (without Change in Control)	Without Cause (with Change in Control)	For Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)	Change in Control (without Accompanying Termination)
Severance Payment	$767,094	$511,396	$1,534,188	$1,534,188	$1,022,792	—
Insurance	$12,214	$12,214	$12,214	$12,214	$12,214	—
Discretionary Bonus	$175,000	$175,000	$175,000	$175,000	$175,000	—
RSUs (amount includes accrued dividends payable upon vesting)	—	—	$1,145,627	$1,145,627	—	—
Share Options	—	—	$229,879	$229,879	—	—
Retention Program	—	—	$616,000	—	—	$616,000
Steven J. Hartman.   The following table describes the potential estimated payments that Mr. Hartman would have been entitled to had he been terminated on December 29, 2017, calculated in the manner described under the paragraph “Quantification of Termination Payments”. Pursuant to the terms of his employment agreement, Mr. Hartman would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment if his employment was terminated by the Company without Cause or by him for Good Reason, and for 12 months in the event of a Non-Renewal Termination, in order to continue to receive the Separation Benefits described herein, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs and share options in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause or for Good Reason (without Change in Control)	Non-Renewal Termination (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)
Severance Payment	$724,479	$482,986	$1,207,465	$482,986
Insurance	$9,482	$6,321	$9,482	$6,321
Discretionary Bonus	$156,306	$156,306	$156,306	$156,306
RSUs (amount includes accrued dividends payable upon vesting)	—	—	$460,088	—
Share Options	—	—	$217,103	—

Dennis Johnson.   The following table describes the potential estimated payments that Mr. Johnson would have been entitled to had he been terminated on December 29, 2017, calculated in the manner described under the paragraph “Quantification of Termination Payments”. Pursuant to the terms of his employment agreement, Mr. Johnson would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment if his employment was terminated by the Company without Cause, by him for Good Reason, and for 12 months in the event of a Non-Renewal Termination, in order to continue to receive the Separation Benefits described herein, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the RSUs and share options in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
Executive Benefits and Payments Upon Termination	Without Cause or for Good Reason (without Change in Control)	Non-Renewal Termination (without Change in Control)	Without Cause or for Good Reason (with Change in Control)	Non-Renewal Termination (with Change in Control)
Severance Payment	$639,246	$426,164	$852,328	$426,164
Insurance	$2,415	$2,415	$2,415	$2,415
Discretionary Bonus	$116,667	$116,667	$116,667	$116,667
RSUs (amount includes accrued dividends payable upon vesting)	—	—	$339,924	—
Share Options	—	—	$193,426	—
Compensation Risk Assessment
We have conducted a risk assessment of our compensation policies and practices for our employees, including those related to our executive compensation programs. Based upon the assessment, we do not believe that our compensation policies and practices encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. We do not have any programs where a participant may directly affect variability or timing of payout. Rather, our compensation programs include a combination of fixed base salaries, discretionary cash bonuses and long-term incentive awards generally with fixed times for payment. We believe these practices are unlikely to create incentives for employees or executives to take excessive or unnecessary risk taking. In particular, because the cash bonuses are discretionary, and not formulaic, we believe that the risk of employees taking actions that are detrimental to the Company or that create excessive risk are reduced as compared to the existence of bonuses contingent upon achievement of formulaic measures, where an employee may have an incentive to take actions to achieve a specified bonus level. However our senior management will continue to monitor the effect of our compensation policies and practices on our employees and make reports to our Compensation Committee if any concerns should arise.
Equity Incentive Plan
We maintain the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan as amended (“2014 LTIP”), which is available to make equity grants to all full-time and part-time employees (including officers and directors who are employees), consultants and advisors (except with respect to grants of incentive share options), of the Company and its affiliates. The 2014 LTIP is intended to (1) enable us and our affiliates to attract and retain individuals who will contribute to our long-range success, (2) motivate key personnel to produce a superior return to our shareholders and the Company’s affiliates by offering such individuals an opportunity to realize share appreciation, by facilitating share ownership, and by rewarding them for achieving a high level of corporate performance and (3) promote the success of our business.

Equity Compensation Plan Information
The following table summarizes information about the Company’s equity compensation plans as of December 31, 2017.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders:
2014 LTIP	1,490,497(2)	$29.32	1,862,291(3)
Director Plan	3,558(4)	—	32,994
Amended and Restated James River Group Holdings Equity Incentive Plan(4)	164,063	$15.78	—
Equity compensation plans not approved by shareholders	—	—	—
Total	1,658,118	$27.81	1,895,285

(1)
RSUs are not taken into account in the computation of the weighted-average exercise price since they do not have an exercise price.

(2)
Includes 175,324 RSUs.

(3)
Pursuant to the terms of the 2014 LTIP, approximately 490,000 of the shares remaining available for issuance may only be awarded in the form of share appreciation rights or options.

(4)
Consists solely of RSUs.

(5)
In connection with our IPO, the Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan was amended to provide that no further equity-based grants would be made under the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Related Person Transactions
We have adopted a written related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us if the amount involved exceeds $120,000 (a “Related Party Transaction”) without the consent of our Audit Committee. Any request for us to enter into a Related Party Transaction is required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such transaction before we enter into it. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover Related Party Transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Related Party Transactions
Registration Rights Agreement
We are party to a registration rights agreement with the D. E. Shaw Affiliates, J. Adam Abram, our Chairman, Michael Oakes, a member of our Board of Directors, and each of the other holders of our outstanding common shares prior to our IPO (collectively, the “Pre-IPO Investors”). The registration rights agreement provides the D. E. Shaw Affiliates with certain customary demand registration rights for their shares, and all of the Pre-IPO Investors with customary piggyback rights. Additionally, we agreed to indemnify the Pre-IPO Investors and their affiliates for certain liabilities that may arise under the Securities Act.
In June 2017 and November 2017, the D. E. Shaw Affiliates engaged in underwritten offerings in which they sold an aggregate of 4,250,000 and 3,050,000 shares, respectively. Pursuant to the terms of the Registration Rights Agreement, we incurred costs for accounting, legal and other expenses of the offerings, which amounted to approximately $600,000 in the aggregate.
Certain Provisions of our Bye-laws
Pursuant to our bye-laws, the approval of the directors designated by the D. E. Shaw Affiliates was required for certain strategic transactions that we might enter into, as well as the appointment, removal or replacement of our most senior executive officers. These rights, along with certain others, were contingent upon the D. E. Shaw Affiliates continuing to own at least 20% of our outstanding shares. Upon consummation of the underwritten sale of shares by the D. E. Shaw Affiliates in November 2017 these rights terminated due to their reduced shareholdings in our Company.
The D. E. Shaw affiliates continue to maintain certain rights and exemptions under our bye-laws. The D. E. Shaw Affiliates are exempt under our bye-laws from our ability, in our sole discretion, to repurchase all or part of the common shares of any person holding in excess of 9.5% of the total voting power of our common shares if our Board determines that such ownership may result in adverse tax consequences or materially adverse legal or regulatory treatment of ourselves, our shareholders or any other person. Additionally, the D. E. Shaw Affiliates have the right to designate one director. See “Board of Directors and Corporate Governance — Class I Director Designated to the Board of Directors by the D. E. Shaw Affiliates” for additional information regarding these rights and restrictions.
Investments with Affiliates of the D. E. Shaw Affiliates
Our directors, Bryan Martin and David Zwillinger, are Managing Directors of D. E. Shaw & Co., L.P., the investment advisor of, and an affiliate of, the D. E. Shaw Affiliates. We have made several investments in and loans to investment vehicles and entities affiliated with the D. E. Shaw Affiliates, which are set forth below. Such investment vehicles and other entities may pay management, performance fees or both to

D. E. Shaw & Co., L.P. Messrs. Martin and Zwillinger are investors and also have an economic interest in the performance of several of the below entities.
1.
In 2011, we purchased $10 million of bonds issued by First Wind Capital LLC (“First Wind Capital”), and in 2014 we purchased an additional $1.9 million bond issued by First Wind Capital.

2.
In 2012, we made an investment of  $10.0 million in DESRI II, L.L.C., a Delaware limited liability company engaging in solar energy projects.

3.
In 2013, we made an investment of  $4.8 million in DESRI IV, L.L.C, a Delaware limited liability company, which was formed to acquire a company that owns and operates a wind energy project.

4.
In 2013, we made an initial investment of  $5.2 million in DESRI V, L.L.C., a Delaware limited liability company (“DESRI V”), engaging in solar energy projects. In 2014, we invested an additional $2.8 million in DESRI V.

5.
In 2014, we made an investment of  $2.0 million in DESRI VI, L.L.C., a Delaware limited liability company that invests in alternative solar energy projects.

6.
In 2017, the Company made a loan of  $7.3 million to Headwater Renewables L.L.C., and committed to lend an additional $1.5 million to the entity.

We may consider making additional investments with affiliates of the D. E. Shaw Affiliates from time to time.
Airplane Lease
We lease airplanes from an unrelated third-party aircraft management company. Among the planes leased to us is an airplane owned by limited liability company wholly-owned by Mr. Abram. Total fees paid by us to the third-party aircraft management company in 2017 that were attributable to aircraft owned by this limited liability company were approximately $314,000.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The below table sets forth information as of March 15, 2018 regarding the beneficial ownership of our common shares by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table appearing in the “Executive Compensation” section of this proxy statement and (4) all of our directors, nominees and executive officers as a group.
The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as issued and outstanding all shares that a person would receive upon exercise of options held by that person that are immediately exercisable or exercisable within 60 days of March 15, 2018. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as issued and outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities.
As of March 15, 2018, there were a total of 29,866,705 common shares issued and outstanding.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
5% or more Shareholders:
D. E. Shaw Affiliates	3,297,238(1)	11.0%
BlackRock, Inc.	2,704,843(2)	9.1%
FMR LLC	2,661,738(3)	8.9%
Wellington Management Group LLP	1,535,588(4)	5.1%
Directors and Executive Officers:(5)
J. Adam Abram	402,483(6)	1.4%
Robert P. Myron	240,384(7)	*
Janet Cowell	2,613	*
Bryan Martin	3,299,801(8)	11.1%
Jerry R. Masters	19,563	*
Michael T. Oakes	52,413	*
Ollie L. Sherman, Jr.	1,407	*
David Zwillinger	3,299,801(9)	11.1%
Sarah C. Doran	3,464	*
Richard Schmitzer	272,958(10)	*
Steven J. Hartman	98,636(11)	*
Dennis Johnson	134,728(12)	*
All directors, nominees and executive officers as a group (12 persons)	4,531,013(13)	15.0%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 573,723 common shares owned directly by D. E. Shaw CF-SP Franklin, L.L.C.; 1,624,436 common shares owned directly by D. E. Shaw CH-SP Franklin, L.L.C. and 1,099,079 common shares owned directly by D. E. Shaw Oculus Portfolios, L.L.C. (collectively, such shares, the “Subject Shares”). Each of the D. E. Shaw Affiliates has the power to dispose of and vote the Subject Shares directly owned by it.

D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of each of the D. E. Shaw Affiliates, may be deemed to have the shared power to vote or direct the vote of the Subject Shares, and the shared power to dispose or direct the disposition of the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as the managing member of DESCO LLC, may also be deemed to have the shared power to vote or direct the vote of the Subject Shares, and the shared power to dispose or direct the disposition of the Subject Shares. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of each of the D. E. Shaw Affiliates, may be deemed to have the shared power to vote or direct the vote of the Subject Shares, and the shared power to dispose or direct the disposition of the Subject Shares. As general partner of DESCO LP, D. E. Shaw & Co., Inc. (“DESCO Inc.”) may be deemed to have the shared power to vote or to direct the vote of the Subject Shares and the shared power to dispose or direct the disposition of the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. None of DESCO LLC, DESCO II Inc., DESCO LP, or DESCO Inc. owns any common shares directly, and each such entity disclaims beneficial ownership of the Subject Shares, except to the extent of any pecuniary interest therein. David E. Shaw does not own any common shares directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of the Subject Shares and the shared power to dispose or direct the disposition of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares except to the extent of any pecuniary interest therein. Bryan Martin and David Zwillinger, directors of the Company, are each officers of DESCO LP and thus may be deemed to have the shared power to vote or to direct the vote of the Subject Shares and the shared power to dispose or direct the disposition of the Subject Shares. Bryan Martin and David Zwillinger disclaim beneficial ownership of the Subject Shares, except to the extent of each such person’s pecuniary interest therein. This information was provided to us by the D. E. Shaw Affiliates. The address of the D. E. Shaw Affiliates is 1166 Avenue of the Americas, Sixth Floor, New York, New York 10036.
(2)
Information is based on a Schedule 13G filed with the SEC on February 1, 2018 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 2,660,280 common shares and sole dispositive power over 2,704,843 common shares. The common shares are beneficially owned by BlackRock and certain of its subsidiaries. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(3)
Information is based on Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2018 by FMR LLC and Abigail P. Johnson (together, “Fidelity”). FMR LLC reported sole voting power over 714,201 common shares, and Ms. Johnson reported no voting power over any common shares. FMR LLC and Ms. Johnson reported sole dispositive power over 2,661,738 common shares. The common shares are beneficially owned by FMR LLC, Ms. Johnson and certain of its subsidiaries and affiliates. The address of Fidelity is 245 Summer Street, Boston, MA 02210.

(4)
Information is based on a Schedule 13G filed with the SEC on February 8, 2018 by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holding LLP (collectively, “Wellington”). Wellington reported shared voting power over 1,251,553 common shares and shared dispositive power over 1,535,588 common shares. Wellington reported that (i) the securities as to which the Schedule 13G was filed by Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers, (ii) Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers, (iii) Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP, and (iv) Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(5)
The address of each director, nominee and executive officer listed is c/o James River Group Holdings, Ltd., P. O. Box 1502, Hamilton HM FX, Bermuda.

(6)
The reported amount includes 800 common shares owned by the Ruth M. Maguire Trust, of which Mr. Abram is a co-trustee and a beneficiary.

(7)
The reported amount includes 36,036 common shares issuable upon the exercise of vested options.

(8)
Consists of 2,563 common shares owned directly by Mr. Martin, and 3,297,238 common shares beneficially owned by the D. E. Shaw Affiliates. See footnote 1 above. Mr. Martin is a Managing Director of D. E. Shaw & Co., L.P. and may be deemed to be the beneficial owner of shares beneficially owned by the D. E. Shaw Affiliates, but disclaims such beneficial ownership (except as to any pecuniary interest therein) pursuant to rules under the Exchange Act.

(9)
Consists of 2,563 common shares owned directly by Mr. Zwillinger, and 3,297,238 common shares beneficially owned by the D. E. Shaw Affiliates. See footnote 1 above. Mr. Zwillinger is a Managing Director of D. E. Shaw & Co., L.P. and may be deemed to be the beneficial owner of shares beneficially owned by the D. E. Shaw Affiliates, but disclaims such beneficial ownership (except as to any pecuniary interest therein) pursuant to rules under the Exchange Act.

(10)
The reported amount includes 177,050 common shares issuable upon the exercise of vested options.

(11)
The reported amount includes 56,249 common shares issuable upon the exercise of vested options.

(12)
The reported amount includes 100,371 common shares issuable upon the exercise of vested options.

(13)
Includes shares held by the D. E. Shaw Affiliates that may be deemed to be beneficially owned by Messrs. Martin and Zwillinger, each of whom disclaims beneficial ownership of such shares, except to the extent of each such person’s pecuniary interest therein, and 369,706 common shares issuable upon the exercise of vested options.

PROPOSAL NO. 1
ELECTION OF DIRECTOR
At the Annual Meeting, shareholders will elect one individual to serve as Class I director and hold office until our 2021 annual general meeting of shareholders.
The nominee was recommended and approved for nomination by the Nominating and Corporate Governance Committee of our Board of Directors. The director shall serve until his successor has been duly elected and qualified or until his earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the nominee recommended by our Board of Directors unless you mark the proxy in such a manner as to withhold authority to vote for such candidate.
If, for any reason, the nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the number of directors. Our Board of Directors, however, has no reason to believe that the nominee will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
David Zwillinger has been nominated to stand for election at the Annual Meeting to hold office as a Class I director until the 2021 annual general meeting of shareholders or until his successor is duly elected and qualified.
We did not pay a fee to any third party to identify or evaluate any of the potential nominees. Please see the discussion under “Board of Directors and Corporate Governance” in this proxy statement for information concerning our nominee for director.
Required Vote and Recommendation
The director will be elected by a plurality of the votes cast in the election at the Annual Meeting, either in person or represented by properly authorized proxy.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTOR.

PROPOSAL NO. 2
TO APPROVE THE RE-APPOINTMENT OF ERNST & YOUNG LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION
Upon the recommendation of our Audit Committee, our Board of Directors proposes that our shareholders approve the re-appointment of Ernst &Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2019 annual general meeting of shareholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make any statement he or she may desire, and to be available to respond to appropriate questions from shareholders.
Our Audit Committee engages in an annual evaluation of Ernst &Young LLP’s insurance industry qualifications and expertise, assesses the quality of its service, its sufficiency of resources, the quality of communication and interaction with it and its independence, objectivity and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.
Required Vote and Recommendation
The approval of the re-appointment of Ernst & Young LLP as our independent auditor requires the affirmative vote of a majority of the votes cast on the matter. If our shareholders do not vote to approve the re-appointment of Ernst & Young LLP as our independent auditor, our Audit Committee will reconsider such re-appointment. Even if our shareholders do vote to approve the re-appointment of Ernst & Young LLP, our Audit Committee retains the discretion to reconsider its re-appointment as our independent auditor if the Audit Committee believes it necessary to do so in the best interest of the Company and our shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION.
Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees for professional services rendered to us or on our behalf by Ernst & Young LLP for the years ended December 31, 2017 and 2016 are as follows:
	2017	2016
Audit Fees	$1,779,502	$1,410,646
Audit-Related Fees	204,859	201,747
Tax Fees	233,335	51,753
All Other Fees	1,995	1,995
Total Fees	$2,219,691	$1,666,141

The items set forth in the above table generally consisted of the following items:
Audit Fees.   Audit fees consisted of fees incurred in connection with the Company’s annual financial statement audits and statutory audits and review of quarterly financial statements.
Audit-Related Fees.   Audit-related fees consisted of fees incurred for comfort letter procedures, post-report review procedures and secondary securities offerings in 2016 and 2017, and for 2017 only, consent in connection with the Company’s Form S-3 filing.

Tax Fees.   Tax fees in 2017 primarily consisted of tax compliance services and tax advisory services related to foreign tax filings and transfer pricing. Tax fees in 2016 primarily consisted of tax advisory services related to foreign tax filings and transfer pricing.
All Other Fees.   All other fees in 2017 and 2016 were for permitted accounting research software licensing fees.
The year over year increase in total audit fees primarily relates to the audit of our internal control over financial reporting by Ernst & Young LLP. As an emerging growth company, we were previously not required to have an audit of our internal control over financial reporting under applicable SEC rules. We ceased to be an emerging growth company effective January 1, 2018.
The Audit Committee has concluded that the provision of the aforementioned services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Pre-Approval of Services
The Audit Committee has a policy requiring it to pre-approve all audit and non-audit services performed by the Company’s independent auditor. The Committee may delegate pre-approval authority to the chairman of the Audit Committee or his designee. When pre-approving all services by the independent auditor, the Committee will consider whether the provision of such services is consistent with maintaining the independent auditor’s independence.
During our 2017 and 2016 fiscal years, all audit, audit-related, tax fees and other fees for services performed by Ernst & Young LLP were pre-approved by the Audit Committee in compliance with applicable SEC requirements.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2017 with the management of the Company and the Company’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard (AS) 1301 (previously AS No. 16), Communications with Audit Committees, as adopted by the Public Accounting Oversight Board (PCAOB). The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with Ernst & Young LLP the independence of such independent registered public accounting firm. The Audit Committee also has considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.
Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2017 for filing with the SEC.
The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.
Audit Committee
Jerry R. Masters, Chairman
Janet Cowell
Ollie L. Sherman, Jr.

PROPOSAL NO. 3
TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE 2017 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. Under federal securities laws, we previously qualified as an emerging growth company, which exempted us from the requirement to hold an advisory shareholder vote on our named executive officer compensation. Effective January 1, 2018, we ceased to qualify as an emerging growth company, and as a result, shareholders are being asked to vote to approve, on a non-binding and advisory basis, our 2017 named executive officer compensation and the frequency of future advisory votes on named executive officer compensation for the first time at the Annual Meeting.
As described in detail above under the heading “Executive Compensation-Compensation Discussion and Analysis,” our executive compensation programs are designed to achieve three principal objectives: (i) to attract, motivate and retain talented executives, (ii) to create an alignment of interests between our executives and shareholders through the grant of one or more equity awards, and (iii) to reward performance that supports our principles of building long-term shareholder value overall, and to recognize individual performance the Compensation Committee believes contributes to the success of our company. Please read the “Compensation Discussion and Analysis” and the “Summary Compensation Table” and related information in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2017.
We are asking our shareholders to indicate their support for the compensation of our named executive officer as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation paid to our named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
While the advisory vote on executive compensation is non-binding, we expect that our Compensation Committee and Board will consider the voting results for this proposal in evaluating our executive compensation programs.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL ON A NON-BINDING, ADVISORY BASIS, OF THE 2017 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, holding a non-binding, advisory vote on the compensation of our named executive officers every ONE, TWO yearS OR three years.
As required by Section 14A of the Exchange Act, we are also providing shareholders with a non-binding, advisory vote to select the frequency with which our shareholders will hold the advisory vote on executive compensation provided for in Proposal 3 above. By voting on this Proposal No. 4, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two or three years.
After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for us, and therefore our Board of Directors recommends that you vote for an advisory vote on executive compensation every year. In formulating its recommendation, our board of directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.
You may cast your vote on your preferred voting frequency by choosing the option of every one year, two years or three years, or abstain from voting. The frequency option that receives the highest number of votes cast at the Annual Meeting will be considered approved on such proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY OF THE SHAREHOLDER VOTE ON THE compensation of our named executive officers.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers, members of our Board of Directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, our officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.
Other Business at the Annual Meeting
The Board of Directors does not intend to present any other matter at the Annual Meeting. The Board has not been informed that any other person intends to present any other matter for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.
Our financial statements for the year ended December 31, 2017 and the independent auditors’ report thereon will be formally presented at the Annual Meeting, but no shareholder action is required thereon.
Shareholder Proposals and Director Nominations for the 2019 Annual General Meeting of Shareholders
To submit shareholder proposals for the 2019 annual general meeting of shareholders for inclusion in the Company’s proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by us no later than November 30, 2018.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Secretary at James River Group Holdings, Ltd., c/o Conyers Corporate Services (Bermuda) Limited, Clarendon House, P.O. Box HM 1022, Hamilton HM DX, Bermuda. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in the proxy statement.
The Company’s bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of shareholders. The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting of shareholders must deliver to the Company’s secretary a written notice of the shareholder’s intention to do so, which notice must include the information required by our bye-laws. To be timely, the shareholder’s notice must be delivered to or mailed and received by the Secretary at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting of shareholders; provided that if the date of the annual general meeting of shareholders is advanced more than 25 days prior to such anniversary date or delayed more than 25 days after such anniversary date then to be timely such notice must be received by the Secretary no earlier than 120 days prior to such annual general meeting of shareholders and no later than the later of 70 days prior to the date of the general meeting or the close of business on the 10th day following the earlier of the date on which notice of the general meeting was posted to shareholders or the date on which public announcement of the date of the general meeting was first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual general meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
For the 2019 annual general meeting of shareholders, the Company anticipates that any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s bye-laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 2, 2019 and no later than February 1, 2019. All director nominations and shareholder proposals must comply with the requirements of the Company’s bye-laws, a copy of which may be obtained at no cost from the Secretary of the Company.

Shareholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokerage firms, banks, and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials and annual reports unless an affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
If you are a beneficial owner of our common shares and you share an address with other beneficial owners, then your brokerage firm, bank, or other nominee may have delivered a single copy of this proxy statement and of our Annual Report for all beneficial owners sharing your address. To make a written or oral request for an individual copy of this proxy statement and of such Annual Report, please contact us at James River Group Holdings, Ltd., c/o Conyers Corporate Services (Bermuda) Limited, Clarendon House, P.O. Box HM 1022, Hamilton HM DX, Bermuda, or call us at (441) 278-4580. We will promptly deliver them to you.

JAMES RIVER GROUP HOLDINGS, LTD.C/O BROADRIDGEPO. BOX 1342BRENTWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information upuntil 11:59 P.M. Eastern Time the day before the meeting. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time the day before the meeting. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. Please allow sufficient time for your proxy card to bereceived prior to the date of the meeting.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS E40529-P03325 KEEP THIS PORTION FOR YOUR RECORDDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.JAMES RIVER GROUP HOLDINGS, LTD.The Board of Directors recommends you vote FOR the nominee, FOR Proposals 2 and 3 and ONE YEAR forProposal 4.1. To elect one Class I director to our Board of Directors to hold office until our 2021 annual general meeting ofshareholders.Nominee: For Withhold1a. David Zwillinger ❑ ❑ For Against Abstain2 To approve the re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as ourindependent auditor to serve until the 2019 Annual General Meeting of Shareholders, and to authorize our Board ofDirectors, acting by the Audit Committee, to determine the independent auditor’s remuneration.❑ ❑ ❑3. To approve, on a non-binding, advisory basis, the 2017 compensation of our named executive officers. ❑ ❑ ❑1year4. To approve, on a non-binding, advisory basis, holding a non-binding, advisory vote on the compensation ❑of our named executive officers every one, two or three years.2 3 Abstainyears years❑ ❑ ❑NOTE: In their discretion, the proxy holders are authorized to vote on any other matters that may properly come before themeeting or any adjournments or postponements thereof.Yes NoPlease indicate if you plan to attend this meeting ❑ ❑Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, orother fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If acorporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement and Annual Report are available at www.proxyvote com.E40530-P03325James River Group Holdings, Ltd.Proxy for Annual General Meeting of Shareholders on May 1, 2018Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Robert P. Myron and Sarah C. Doran, and each of them, with full power ofsubstitution and the power to act alone, as proxies to vote all of the common shares which the undersigned would beentitled to vote if personally present and acting at the Annual General Meeting of Shareholders of James RiverGroup Holdings, Ltd. (the “Company”) to be held on May 1, 2018 at the Company's executive offices located atWellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda at 8:00 a.m., local time, or at anypostponement or adjournment thereof.The common shares represented by this proxy will be voted in the manner directed. In the absence of anydirection, the common shares will be voted "for" the nominee, "for" Proposal 2 and 3, “one year” forProposal 4 and in the discretion of the proxy holders on any other matters that may properly come beforethe meeting or any adjournments or postponements thereof. The undersigned acknowledges receipt ofthe Notice of the Annual General Meeting of Shareholders and the Company’s proxy statement pertainingthereto.Continued and to be signed on reverse side